UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.                )

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Welltower Inc.

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Proxy 2019 Statement and Notice of Annual Meeting of Shareholders

March 22, 2019

DEAR SHAREHOLDERS:

You are cordially invited to attend Welltower’s Annual Meeting of Shareholders, which will be held at 10:00 a.m. Eastern Time on May 2, 2019 at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, 46th Floor, New York, New York 10166. Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

It is my distinct pleasure to serve as Chairman of the global leader in health care infrastructure. Welltower’s growing collaborations with prominent developers, operators and leading health systems continually enhance our dynamic portfolio. The efficient execution of Welltower’s strategy is guided by the forward-thinking vision of our exceptional management team, and our best-in-class health care real estate platform remains a steadfast source of value. Welltower is poised for a future of growth, innovation and excellence.

Your vote is very important to us. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. Information about voting methods is set forth in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. We continue to focus on saving costs and protecting the environment by using the “Notice and Access” method of delivery. Instead of receiving paper copies of our proxy materials in the mail, many shareholders will receive a Notice Regarding the Availability of Proxy Materials, which provides an Internet website address where shareholders can access electronic copies of the proxy materials and vote. This website also has instructions for voting by phone and for requesting paper copies of the proxy materials and proxy card.

On behalf of everyone at Welltower, I thank you for your ongoing interest and investment in Welltower Inc.

Sincerely,

Jeffrey H. Donahue

Chairman

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF WELLTOWER INC.:

The Annual Meeting of Shareholders of Welltower Inc. (the “Annual Meeting”) will be held on May 2, 2019 at 10:00 a.m. Eastern Time at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, 46th Floor, New York, New York 10166, for the purpose of considering and acting upon:

1.

The election of eleven directors named in the Proxy Statement accompanying this notice to hold office until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified;

2.	The ratification of the appointment of Ernst & Young LLP (“EY”) as independent registered public accounting firm for the year ending December 31, 2019;

3.	The approval, on an advisory basis, of the compensation of our named executive officers; and

4.	The transaction of such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors of Welltower Inc. unanimously recommends that you vote: (1) “FOR” each of the nominees for election to the Board (Proposal 1); (2) “FOR” the ratification of the appointment of EY as independent registered public accounting firm for the year ending December 31, 2019 (Proposal 2); and (3) “FOR” the approval, on an advisory basis, of the compensation of our named executive officers (Proposal 3). Shareholders of record at the close of business on March 5, 2019 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. Information relating to the matters to be considered and voted on at the Annual Meeting is set forth in the Proxy Statement accompanying this notice.

BY INTERNET Visit www.proxyvote.com	BY PHONE Please Dial 1-800-690-6903	BY MAIL Sign, date and return your proxy card or voting instruction form	IN PERSON Vote in person at the meeting	Scan this QR code to view digital versions of Welltower’s Proxy Statement and 2018 Annual Report

BY ORDER OF THE BOARD OF DIRECTORS MATTHEW G. MCQUEEN Senior Vice President - General Counsel & Corporate Secretary Toledo, Ohio March 22, 2019

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD

ON MAY 2, 2019:

The Notice of Internet Availability of Proxy Materials, the Notice of Annual Meeting

of Shareholders and Proxy Statement and Welltower’s Annual Report on

Form 10-K for the year ended December 31, 2018 are available on the Internet free of charge at www.welltower.com/proxy.

General Information

General Information

Notice of Internet Availability of Proxy Materials

As permitted by the rules of the U.S. Securities and Exchange Commission (the “SEC”), Welltower Inc. (“Welltower”) is making these proxy materials (listed below) available to shareholders primarily via the Internet. By doing so, Welltower reduces the printing and delivery costs and the environmental impact of its Annual Meeting. Accordingly, Welltower is sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to its shareholders. The Notice contains instructions on how to access Welltower’s proxy materials and how to vote online or by telephone. If you would like to receive a paper copy of the proxy materials, please follow the instructions in the Notice.

Why am I receiving these materials?

The Board of Directors of Welltower (the “Board”) has made these materials available to you on the Internet or has delivered printed copies to you by mail in connection with the solicitation of proxies on its behalf to be used in voting at the Annual Meeting of Shareholders (the “Annual Meeting”), which is scheduled to be held on Thursday, May 2, 2019 at 10:00 a.m. Eastern Time as set forth in the Notice of Annual Meeting of Shareholders. The approximate date on which these materials will be first made available or sent to shareholders is March 22, 2019.

What is included in these materials?

These materials include:

•	This proxy statement for the Annual Meeting (the “Proxy Statement”); and
•	Welltower’s Annual Report for the year ended December 31, 2018 (the “Annual Report”).

If you received printed copies by mail, these materials also include the proxy card for the Annual Meeting. A copy of Welltower’s Annual Report on Form 10-K for the year ended December 31, 2018, including the financial statements and the schedules thereto, as filed with the SEC, is available on Welltower’s website at www.welltower.com or may be obtained without charge by requesting in writing to the Senior Vice President - General Counsel & Corporate Secretary, Welltower Inc., 4500 Dorr Street, Toledo, Ohio 43615.

What proposals will be voted on at the Annual Meeting?

The following proposals will be voted on at the Annual Meeting: (1) the election of eleven directors (Proposal 1); (2) the ratification of the appointment of Ernst & Young LLP (“EY”) as Welltower’s independent registered public accounting firm for the year ending December 31, 2019 (Proposal 2); (3) the advisory vote to approve the compensation of our named executive officers (Proposal 3); and (4) the transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

How does the Board recommend I vote?

The Board unanimously recommends that you vote:

•	“FOR” each of the nominees for election to the Board (Proposal 1);
•	“FOR” the ratification of the appointment of EY as Welltower’s independent registered public accounting firm for the year ending December 31, 2019 (Proposal 2); and
•	“FOR” the approval, on an advisory basis, of the compensation of our named executive officers (Proposal 3).

Who may vote at the Annual Meeting?

As of March 5, 2019, Welltower had outstanding 399,631,286 shares of common stock, $1.00 par value per share. The common stock constitutes the only class of voting securities of Welltower entitled to vote at the Annual Meeting. Shareholders of record at the close of business on March 5, 2019 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. Each share of common stock is entitled to one vote on all matters to come before the Annual Meeting.

Notice of Annual Meeting of Shareholders and 2019 Proxy Statement |	1

General Information

What is the vote required to approve each of the proposals discussed in this Proxy Statement?

The chart below summarizes the voting requirements for the proposals at the Annual Meeting:

Proposals	Required approval
1. The election of directors	Majority of votes cast
2. The ratification of the appointment of EY as Welltower’s independent registered public accounting firm for the year ending December 31, 2019	Majority of shares present and entitled to vote
3. The approval, on an advisory basis, of the compensation of our named executive officers	Majority of shares present and entitled to vote

If I am a shareholder of record of Welltower’s shares, how do I vote?

A shareholder of record can vote in one of four ways:

Via the Internet: You may vote by proxy via the Internet by following the instructions provided in the Notice or on your proxy card.

By telephone: You may vote by proxy by calling the telephone number provided in the Notice or on your proxy card.

By mail: If you receive printed copies of the proxy materials by mail, you may vote by proxy by marking, signing, dating and returning your proxy card in the envelope provided.

In person: You may vote in person at the Annual Meeting by requesting a ballot when you arrive. You must bring valid picture identification, such as a driver’s license or passport, and you may be requested to provide proof of stock ownership as of March 5, 2019. If you plan to attend the Annual Meeting and require directions, please call (419) 247-2800 or write the Senior Vice President -General Counsel & Corporate Secretary, Welltower Inc., 4500 Dorr Street, Toledo, Ohio 43615.

All shares that have been properly voted by proxy and not revoked will be voted at the Annual Meeting in accordance with the instructions contained in the proxy. Shares represented by proxy cards that are signed and returned without any voting instructions will be voted consistent with the Board’s recommendations.

Once I have submitted my proxy, is it possible for me to change or revoke my proxy?

Any shareholder giving a proxy has the right to revoke it any time before it is voted by: (1) submitting a written revocation with the Senior Vice President - General Counsel & Corporate Secretary; (2) submitting a duly executed proxy bearing a later date; or (3) attending the Annual Meeting and voting in person. A written revocation, as described in (1) above, will not be effective until the notice thereof has been received by the Senior Vice President - General Counsel & Corporate Secretary.

Who is paying for the cost of this proxy solicitation?

Welltower is paying the costs of the solicitation of proxies. Proxies may be solicited by directors and officers of Welltower by mail, in writing, by telephone, electronically, by personal interview, or by other means of communication. Welltower will reimburse directors and officers for their reasonable out-of-pocket expenses in connection with such solicitation. Welltower will request brokers and nominees who hold shares in their names to furnish these proxy materials to the persons for whom they hold shares and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in connection therewith. Welltower has hired D.F. King to solicit proxies for a fee not to exceed $9,500, plus expenses and other customary charges.

What constitutes a quorum at the Annual Meeting?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the total number of shares of voting securities outstanding on the record date shall constitute a quorum for the transaction of business by such holders at the Annual Meeting.

How will votes be tabulated at the Annual Meeting?

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Representatives of Broadridge Financial Solutions, Inc. (“Broadridge”) will tabulate the votes and act as inspector of election. Matthew McQueen, Senior Vice President - General Counsel & Corporate Secretary, and John Goodey, Executive Vice President - Chief Financial Officer, have been appointed to serve as alternate inspectors of election in the event Broadridge is unable to serve.

How are abstentions and broker non-votes treated?

Abstentions will be counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. In the election of the directors (Proposal 1), you may vote “for,” “against” or “abstain” with respect to each of the nominees.

2 |	Notice of Annual Meeting of Shareholders and 2019 Proxy Statement

General Information

The abstention or broker non-vote (as described below) will not impact the election of directors. In tabulating the voting results for the election of directors, only “for” and “against” votes are counted. For the ratification of the appointment of EY as independent registered public accounting firm for the year ending December 31, 2019 (Proposal 2) and the advisory vote to approve the compensation of our named executive officers (Proposal 3), you may vote “for,” “against” or “abstain.” If you elect to abstain, the abstention will have the same effect as an “against” vote. For Proposal 3, broker non-votes will not impact the outcome of the proposal.

A “broker non-vote” occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a proposal that is considered “non-routine” under New York Stock Exchange (“NYSE”) rules because the broker does not have discretionary voting power for such proposal unless the broker has received instructions from the beneficial owner. Broker non-votes will be counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting, but will not be counted for purposes of determining the number of shares entitled to vote with respect to any “non-routine” proposal for which the broker lacks discretionary authority. A broker has discretionary voting authority under NYSE rules to vote on “routine” proposals. The election of the directors (Proposal 1) and the advisory vote to approve the compensation of our named executive officers (Proposal 3) are “non-routine” proposals. The ratification of the appointment of EY as Welltower’s independent registered public accounting firm for the year ending December 31, 2019 (Proposal 2) is a “routine” proposal.

I share an address with another shareholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

Welltower has adopted an SEC-approved procedure called “householding.” Under this procedure, Welltower or a bank or broker, if applicable, delivers a single copy of the Notice and, if applicable, this Proxy Statement and the Annual Report to multiple shareholders who share the same address unless Welltower receives contrary instructions from any shareholder at that address. This procedure is designed to reduce printing and mailing costs and the environmental impact of the Annual Meeting.

Shareholders residing at the same address who wish to receive separate copies of the Notice and, if applicable, this Proxy Statement and the Annual Report in the future and shareholders who are receiving multiple copies of these materials now and wish to receive just one set of materials in the future should notify Welltower or, if applicable, their bank or broker. You can also request and Welltower will promptly deliver a separate copy of the Notice by writing to the Senior Vice President - General Counsel & Corporate Secretary, Welltower Inc., 4500 Dorr Street, Toledo, Ohio 43615 or calling (419) 247-2800. These materials are also available on the Internet at www.welltower.com/proxy.

Where are Welltower’s principal executive offices located and what is Welltower’s main telephone number?

Welltower’s principal executive offices are located at 4500 Dorr Street, Toledo, Ohio 43615. Welltower’s telephone number is (419) 247-2800.

What is the deadline to submit shareholder proposals or nominate a director for the 2020 Annual Meeting of Shareholders?

Any shareholder proposals intended for inclusion in Welltower’s proxy materials for the 2020 Annual Meeting of Shareholders must be submitted to Matthew McQueen, Senior Vice President - General Counsel & Corporate Secretary, in writing no later than November 23, 2019. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in Welltower–sponsored proxy materials. In addition, under Welltower’s By-Laws, in order for a shareholder to present a proposal for consideration at an annual meeting other than by means of inclusion in Welltower’s proxy materials for such meeting, or to propose a person for appointment as a director, the shareholder must provide a written notice to the Senior Vice President - General Counsel & Corporate Secretary no later than 90 days and no earlier than 120 days prior to the first anniversary of the preceding year’s annual meeting. For purposes of the 2020 Annual Meeting of Shareholders, such a written notice must be received by the Senior Vice President - General Counsel & Corporate Secretary on or after January 3, 2020 but no later than February 2, 2020. If a shareholder does not meet this deadline, (1) the officer presiding at the meeting may declare that the proposal will be disregarded because it was not properly brought before the meeting and (2) the persons named in the proxies solicited by the Board for the meeting may use their discretionary voting authority to vote “against” the proposal.

Additionally, in 2018, Welltower amended its By-Laws to permit a shareholder, or a group of up to 20 shareholders, owning at least 3% of Welltower’s outstanding shares of capital stock for at least three continuous years to nominate and include in Welltower’s proxy materials director nominees comprising up to the greater of two individuals or 20% of the Board, provided that the shareholder(s) and the nominee(s) satisfy the procedural and eligibility requirements specified in the By-Laws. Notice of director nominations submitted under these proxy access By-Law provisions must be delivered to the Senior Vice President - General Counsel & Corporate Secretary no later than 120 days and no earlier than 150 days prior to the first anniversary of the date on which Welltower first mailed or otherwise gave notice for the prior year’s annual meeting. Requests to include shareholder-nominated candidates in Welltower’s proxy materials for next year’s annual meeting must be received by the Senior Vice President - General Counsel & Corporate Secretary on or after October 24, 2019 but no later than November 23, 2019.

Notice of Annual Meeting of Shareholders and 2019 Proxy Statement |	3

Proposal 1 — Election of Directors

Proposal 1—Election of Directors

Welltower’s By-Laws provide that the Board shall have between three and fifteen members, with the exact number to be fixed by the Board from time to time. The Board has fixed the number of directors at thirteen. There are eleven Board nominees recommended for election at the Annual Meeting. The number of directors will be reduced from thirteen to eleven if the eleven Board nominees are elected at the Annual Meeting.

The shares represented by the proxies will be voted “for” the election of each of the nominees named below, unless you indicate in the proxy that your vote should be cast “against” any or all of them or that you “abstain.” Each nominee elected as a director will continue in office until the next Annual Meeting of Shareholders and until his or her successor has been duly elected and qualified, or until the earliest of his or her resignation, removal or death. If any nominee declines or is unable to accept such nomination to serve as a director, events which the Board does not now expect, the proxies reserve the right to substitute another person as a Board nominee, or to reduce the number of Board nominees, as they shall deem advisable. The proxy solicited hereby will not be voted to elect more than eleven directors.

Except in a contested election, each Board nominee will be elected only if the number of votes cast “for” the nominee’s election exceeds the number of votes cast “against” such nominee’s election. In a contested election (where a determination is made that the number of director nominees is expected to exceed the number of directors to be elected at a meeting), the vote standard will be a plurality of the votes cast with respect to such director.

Under Welltower’s By-Laws, any incumbent director nominee who receives a greater number of votes “against” his or her election than votes “for” such election will tender his or her resignation for consideration by the Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee will recommend to the Board the action to be taken with respect to such offer of resignation. The Board will then act on the Nominating/Corporate Governance Committee’s recommendation within 90 days from the date of the certification of election results and publicly disclose its decision and the rationale behind it.

As discussed in more detail below under “Corporate Governance,” the Board believes that its directors and nominees for director should, among other things, (1) have significant leadership experience at a complex organization, (2) be accustomed to dealing with complex problems, and (3) have the education, experience and skills to exercise sound business judgment. In evaluating its directors and nominees for director, the Nominating/Corporate Governance Committee looks at the overall size and structure of the Board and strives to assemble a Board that is skilled, diverse, well-rounded and experienced. The specific experiences, qualifications, skills and attributes of each of the directors are described in this proposal. These experiences, along with the directors’ integrity, sound judgment and commitment to Welltower, led the Board to conclude that each of these directors should be elected to serve on the Board.

THE BOARD OF DIRECTORS OF WELLTOWER UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE FOLLOWING NOMINEES. Each nominee receiving more votes “for” his or her election than votes “against” his or her election will be elected.

4 |	Notice of Annual Meeting of Shareholders and 2019 Proxy Statement

Proposal 1 — Election of Directors

Directors to be Elected

THOMAS J. DEROSA Age: 61 Director Since: 2004 Welltower Inc. Committees • Executive Other Current Public Company Directorships • Empire State Realty Trust, Inc.

Mr. DeRosa has been Welltower’s Chief Executive Officer since April 2014. Mr. DeRosa previously served as the Vice Chairman and Chief Financial Officer of The Rouse Company (a real estate development and operations company) from September 2002 until November 2004 when it was merged with General Growth Properties, Inc. From 1992 to September 2002, Mr. DeRosa held various positions at Deutsche Bank (Deutsche Bank AG) and Alex. Brown & Sons. Mr. DeRosa served as a director of CBL & Associates Properties, Inc. until 2015. Mr. DeRosa has extensive knowledge of the real estate industry and capital markets from his experience as the Vice Chairman and Chief Financial Officer of The Rouse Company and his leadership roles at Deutsche Bank and Alex. Brown & Sons. His day-to-day leadership of Welltower as the Chief Executive Officer provides him with intimate knowledge of Welltower’s business and operations.

Selected Directorships and Memberships

•  Board of Directors, Value Retail PLC

•  Board of Overseers, Columbia Business School

•  Governor, World Economic Forum

Education

•  BS – Economics and Finance, Georgetown University

•  MBA – Management, Columbia University

JEFFREY H. DONAHUE Age: 72 Director Since: 1997 Chairman; Independent Director Welltower Inc. Committees • Executive (Chair) • Nominating/Corporate Governance (Chair)	Mr. Donahue has been Welltower’s Chairman of the Board since April 2014. Mr. Donahue previously served as the former President and Chief Executive Officer of Enterprise Community Investment, Inc. (a provider of affordable housing) from 2003 to 2009. Mr. Donahue previously served as the Executive Vice President and Chief Financial Officer of The Rouse Company (a real estate development and operations company) from 1998 to 2002. Mr. Donahue has extensive knowledge of the real estate industry from his experience as President and Chief Executive Officer of Enterprise Community Investment, Inc. and Executive Vice President and Chief Financial Officer of The Rouse Company.

Other Current Public Company Directorships

•  Xenia Hotels & Resorts, Inc. (Lead Director)

Selected Directorships and Memberships

•  Board of Directors, National Development Company

Former Directorships Within the Last Five Years

•  NewTower Trust Company

Education

•  BA – International Economics, Cornell University

•  MBA – Finance, Wharton School of the University of Pennsylvania

KENNETH J. BACON Age: 64 Director Since: 2016 Independent Director Welltower Inc. Committees • Compensation • Investment

Mr. Bacon is a co-founder of RailField Realty Partners (a financial advisory and asset management firm). Mr. Bacon has served as RailField’s managing partner since his retirement from the Federal National Mortgage Association (“Fannie Mae”) in March 2012. Prior to forming RailField, Mr. Bacon spent 19 years at Fannie Mae, most recently serving as the Executive Vice President of the multifamily mortgage business from July 2005 to March 2012. Mr. Bacon’s extensive experience in the financial services industry, government affairs, the housing industry and real estate investment make him a valuable asset to the Board.

Other Current Public Company Directorships

•  Ally Financial Inc. (Risk Committee Chair)

•  Comcast Corporation (Governance and Directors Nominating Committee Chair)

Former Public Company Directorships Within the Last Five Years

•  Forest City Realty Trust, Inc.

Education

•  BA – Anthropology, Stanford University

•  MSc – International Relations, London School of Economics

•  MBA – Finance & Strategy, Harvard Business School

Notice of Annual Meeting of Shareholders and 2019 Proxy Statement |	5

Proposal 1 — Election of Directors

KAREN B. DESALVO Age: 53 Director Since: 2018 Independent Director

Dr. DeSalvo has been a physician and professor of medicine and population health at the University of Texas at Austin Dell Medical School since January 2018. From 2014 to 2017, she served as Acting Assistant Secretary for Health at the U.S. Department of Health and Human Services and as National Coordinator for Health Information Technology. From 2011 to 2014, she served as the Health Commissioner for the City of New Orleans. Dr. DeSalvo’s experience in medical and public health leadership, health care technology, health care delivery and health care innovation make her an important addition to the Board.

Other Current Public Company Directorships

•  Humana Inc.

Education

•  BA – Biology and Political Science, Suffolk University

•  MD – Tulane University School of Medicine

•  MPH – Tulane University School of Public Health

•  MSc – Harvard T.H. Chan School of Public Health

TIMOTHY J. NAUGHTON Age: 57 Director Since: 2013 Independent Director Welltower Inc. Committees • Compensation • Executive • Investment (Chair)	Mr. Naughton is the Chairman, Chief Executive Officer and President of AvalonBay Communities, Inc. (a real estate investment trust focused on developing, redeveloping, acquiring and managing high-quality apartment communities). Mr. Naughton has served as a director of AvalonBay Communities, Inc. since 2005, as its Chairman since May 2013, as its Chief Executive Officer since January 2012, as its President since February 2005 and in a variety of other capacities with AvalonBay Communities, Inc. or its predecessors since 1989. As the current Chief Executive Officer of a leading, publicly-traded real estate investment trust, Mr. Naughton brings strategic insight gleaned from being the leader of one of the most progressive, well-managed companies in a comparable industry. Mr. Naughton has 30 years of experience in the real estate investment trust and commercial real estate sectors.

Other Current Public Company Directorships

•  AvalonBay Communities, Inc. (Chair)

•  Park Hotels & Resorts Inc. (Nominating and Corporate
Governance Committee Chair)

Selected Directorships and Memberships

•  Executive Committee, National Association of Real Estate Investment Trusts (NAREIT)

Education

•  BA – Economics, University of Virginia

•  MBA – Harvard Business School

SHARON M. OSTER Age: 70 Director Since: 1994 Independent Director Welltower Inc. Committees • Compensation (Chair) • Executive • Nominating/Corporate Governance

Ms. Oster has been the Frederic D. Wolfe Professor Emeritus of Management and Entrepreneurship, Professor of Economics, at Yale University School of Management since July 2018. From 1994 to July 2018, she was the Frederic D. Wolfe Professor of Management and Entrepreneurship, Professor of Economics, at Yale University School of Management. From 2008 to 2011, she served as the dean of the Yale University School of Management. Ms. Oster’s expertise in competitive strategy, economic theory and management, and her leadership role at the Yale University School of Management and directorships with a variety of public companies give her a unique perspective.

Education • BA – Economics, Hofstra University • PhD – Economics, Harvard University

6 |	Notice of Annual Meeting of Shareholders and 2019 Proxy Statement

Proposal 1 — Election of Directors

SERGIO D. RIVERA Age: 56 Director Since: 2014 Independent Director Welltower Inc. Committees • Audit • Investment

Mr. Rivera has been the President of Ocean Reef Club (a leading private residential club) since February 2019. From 2016 to September 2018, Mr. Rivera served as the Chief Executive Officer and President of the Vacation Ownership segment of ILG, Inc. (a hospitality and leisure services). Mr. Rivera is also the former President of The Americas for Starwood Hotels & Resorts Worldwide, Inc. (a hotel and leisure company), a position he held from 2012 to 2016, and Chief Executive Officer and President of Starwood Vacation Ownership, Inc., formerly a wholly-owned subsidiary of Starwood Hotels & Resorts Worldwide, Inc., a position he held from 2007 to 2016. Mr. Rivera served in a variety of capacities with Starwood Hotels & Resorts Worldwide, Inc. since 1998. Mr. Rivera’s extensive experience in real estate development and investment strategy, corporate finance and accounting, and operating matters relevant to management of complex global businesses with one of the leading hotel and leisure companies in the world provides valuable insight to the Board.

Selected Directorships and Memberships

•  Director and Trustee, American Resort Development
Association

•  Trustee, Florida Chapter of The Nature Conservancy

•  Member, University of Central Florida Rosen College of
Hospitality Management Advisory Board

•  Member, Florida International University Chaplin School of Hospitality & Tourism Management Dean’s Advisory Council

•  Member, Urban Land Institute

Former Public Company Directorships Within the Last Five Years

•  ILG, Inc.

Education

•  BA – Finance and International Business, Florida International University

•  MBA – Florida International University

JOHNESE M. SPISSO Age: 58 Director Since: 2018 Independent Director

Ms. Spisso has been the President of UCLA Health (an academic medical center), Chief Executive Officer of UCLA Hospital System and Associate Vice Chancellor of UCLA Health Sciences since 2016. Prior to coming to UCLA, she worked for 22 years at the University of Washington School of Medicine and served as Chief Health System Officer and Vice President, Medical Affairs of the University of Washington School of Medicine from 2007 to 2016. Ms. Spisso brings over 30 years of experience in large academic health system management to the Board and has demonstrated tremendous strategic and operational leadership during that time.

Selected Directorships and Memberships • Director, Vizient, Inc. Education • BS – Health Science, Chapman College • MPA – University of San Francisco

KATHRYN M. SULLIVAN Age: 63 Director Since: 2019 Independent Director

Ms. Sullivan served as the Chief Executive Officer of UnitedHealthcare Employer and Individual, Local Markets (a diversified health care company), which is an operating division of UnitedHealth Group, from March 2015 to 2018. From 2008 to 2015, she served as the Chief Executive Officer of UnitedHealthcare, Central Region. Ms. Sullivan’s experience in the health care industry, especially with respect to health plan payors, is extremely valuable to the Board.

Other Current Public Company Directorships

•  Hanger, Inc.

Selected Directorships and Memberships

•  Director, YMCA of Metro Chicago

Education

•  BA – Accounting, University of Louisiana at Monroe

•  MBA – Louisiana State University

Notice of Annual Meeting of Shareholders and 2019 Proxy Statement |	7

Proposal 1 — Election of Directors

R. SCOTT TRUMBULL Age: 70 Director Since: 1999 Independent Director

Mr. Trumbull is the retired Chairman of the Board of Franklin Electric Co., Inc. (a manufacturer of water and fuel pumping systems), a position he held from 2003 to May 2015. From 2003 to May 2014, Mr. Trumbull was also Chief Executive Officer of Franklin Electric Co., Inc. From 2001 through 2002, Mr. Trumbull was Executive Vice President and Chief Financial Officer of Owens-Illinois, Inc. (manufacturer of glass containers). From 1993 to 2001, Mr. Trumbull served as Executive Vice President, International Operations & Corporate Development of Owens-Illinois, Inc. Mr. Trumbull’s leadership experience as Chairman and Chief Executive Officer of Franklin Electric Co., Inc. and in various capacities at Owens-Illinois, Inc. provides the Board with a global perspective.

Welltower Inc. Committees

•  Audit (Chair)

•  Executive

Other Current Public Company Directorships

•  Columbus McKinnon Corporation

Former Public Company Directorships Within the Last Five Years

•  Artisan Partners Funds, Inc. (registered mutual fund)

•  Franklin Electric Co., Inc.

•  Schneider National, Inc.

Education

•  BA – Economics, Denison University

•  MBA – General Management, Harvard Business School

GARY WHITELAW Age: 63 Director Since: 2017 Independent Director

Mr. Whitelaw has been the Chief Executive Officer of Bentall Kennedy (a real estate investment management and services company with $36 billion in assets under management) and its predecessor entities since 1998. Prior to that, Mr. Whitelaw held senior executive positions in several public and private real estate operating and investment companies. Mr. Whitelaw’s executive leadership experience as the Chief Executive Officer of Bentall Kennedy, along with his extensive real estate investment, operating, and development experience in the United States and Canada, brings to the Board valuable skills and experience and a unique perspective.

Welltower Inc. Committees

•  Investment

•  Nominating/Corporate Governance

Selected Directorships and Memberships

•  Director, Bentall Kennedy

•  Board of Directors, NewTower Trust Company

Education

•  B.Sc – Architecture, McGill University

•  B. – Architecture, McGill University

•  MBA – Harvard Business School

Directors Not Standing For Election

Geoffrey G. Meyers, age 74. Mr. Meyers has served as a director of Welltower since 2014 and is a member of the Board’s Audit and Nominating/Corporate Governance Committees. Mr. Meyers is not standing for election at the Annual Meeting. At such time, he will no longer be a member of the Board or any of its committees. Mr. Meyers’s decision not to stand for election is not the result of any disagreement with Welltower on any matter related to Welltower’s operations, policies, or practices.

Judith C. Pelham, age 73. Ms. Pelham has served as a director of Welltower since 2012 and is a member of the Board’s Compensation and Nominating/Corporate Governance Committees. Ms. Pelham is not standing for election at the Annual Meeting. At such time, she will no longer be a member of the Board or any of its committees. Ms. Pelham’s decision not to stand for election is not the result of any disagreement with Welltower on any matter related to Welltower’s operations, policies, or practices.

8 |	Notice of Annual Meeting of Shareholders and 2019 Proxy Statement

Director Compensation

Director Compensation

The table below summarizes the compensation paid in 2018 to Welltower’s non-employee directors.

2018 Director Compensation Table

Name(1)	Fees Earned or Paid in Cash ($)		Stock Awards ($)(7)	Total ($)
Kenneth J. Bacon	100,000		159,993	259,993
Karen B. DeSalvo	8,261		14,032	22,293	(8)
Jeffrey H. Donahue	257,000	(3)	159,993	416,993
Fred S. Klipsch(2)	34,363		140,010	174,373
Geoffrey G. Meyers	109,000		159,993	268,993
Timothy J. Naughton	132,000	(4)	159,993	291,993
Sharon M. Oster	136,500	(5)	159,993	296,493
Judith C. Pelham	110,000		159,993	269,993
Sergio D. Rivera	107,500		159,993	267,493
Johnese M. Spisso	8,261		14,032	22,293	(8)
R. Scott Trumbull	136,500	(6)	159,993	296,493
Gary Whitelaw	111,500		159,993	271,493

(1)	Ms. Sullivan was appointed to the Board on February 7, 2019. Consequently, Ms. Sullivan received no compensation from Welltower in 2018 and is not required to be included in this table.

(2)	Mr. Klipsch retired from the Board on May 3, 2018.

(3)

Includes $125,000 additional fee for serving as Chairman of the Board, $15,000 additional fee for serving as Nominating/Corporate Governance Committee Chair and $7,500 additional fee for serving on the Executive Committee.

(4)	Includes $20,000 additional fee for serving as Investment Committee Chair and $7,500 additional fee for serving on the Executive Committee.

(5)	Includes $20,000 additional fee for serving as Compensation Committee Chair and $7,500 additional fee for serving on the Executive Committee.

(6)	Includes $25,000 additional fee for serving as Audit Committee Chair and $7,500 additional fee for serving on the Executive Committee.

(7)

Amounts set forth in this column represent the grant-date fair value calculated in accordance with FASB ASC Topic 718 for deferred stock units granted to the non-employee directors in 2018 and are based on the closing prices of $54.67 for grants on February 8, 2018 and $55.05 for grants on May 2, 2018, the date of grants for all listed directors other than Dr. DeSalvo and Ms. Spisso, and on the closing price of $72.33 for grants on November 30, 2018, the date of grant for Dr. DeSalvo and Ms. Spisso’s prorated awards. As of December 31, 2018, (a) each non-employee director (other than Dr. DeSalvo, Mr. Klipsch, Ms. Spisso and Ms. Sullivan) held an aggregate of 2,924 deferred stock units that had not yet been converted into shares of common stock, (b) Mr. Klipsch held an aggregate of 2,561 deferred stock units that had not yet been converted into shares of common stock, and (c) each of Dr. DeSalvo and Ms. Spisso held an aggregate of 194 deferred stock units that had not yet been converted into shares of common stock.

(8)	Dr. DeSalvo and Ms. Spisso were appointed to the Board on November 30, 2018 and received a pro rata portion of their compensation in 2018 based on the time they served as directors.

The form and amount of non-employee director compensation is determined by the Board upon the recommendation of the Compensation Committee. Generally, the Board’s policy is to pay its non-employee directors appropriate and competitive compensation so as to ensure Welltower’s ability to attract and retain highly-qualified directors in a manner consistent with recognized corporate governance best practices. Directors who are also employees do not receive additional compensation for their Board service. The Compensation Committee generally reviews non-employee director compensation on a semi-annual basis, most recently in November 2018, with its independent compensation consultant, which advises the Compensation Committee on the design and amount of compensation for non-employee directors. Any changes to the non-employee director compensation program are then recommended to the full Board for approval.

The compensation program for non-employee directors for the 2018 calendar year consisted of:

Cash Compensation

•

$95,000 annual cash retainer, which is an increase of $10,000 from the level in effect for the 2017 calendar year, which was approved after considering market compensation for directors of similarly-sized companies and companies in Welltower’s peer group

•	Additional Chairman of the Board fee of $125,000 per year

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Director Compensation

•

Additional Committee Chair fees of $25,000 per year for the Chair of the Audit Committee, $20,000 for the Chair of the Compensation Committee, $20,000 for the Chair of the Investment Committee, and $15,000 for the Chair of the Nominating/Corporate Governance Committee

•	Additional Executive Committee fee of $7,500 per year for each non-employee member of such committee
•	If the Board holds more than four meetings in a year, each director will receive $1,500 for each meeting attended in excess of four meetings
•

If any of the Audit, Compensation, Executive, Investment or Nominating/Corporate Governance Committees holds more than four meetings in a year, each member will receive $1,000 for each meeting attended in excess of four meetings

Equity Compensation

In 2018, the non-employee directors each received grants of deferred stock units with a value of approximately $160,000 pursuant to the 2016 Long-Term Incentive Plan (or pro-rated awards for directors who served only a portion of the year). Welltower increased the value of the 2018 annual grant of deferred stock units by $20,000 after considering market compensation for directors of similarly-sized companies and companies in Welltower’s peer group. Generally subject to continued service, the deferred stock units granted in 2018 will be converted into shares of common stock on the first anniversary of the date of grant. Recipients of the deferred stock units also received dividend equivalent rights entitling them to cash payment from Welltower in an amount equal to any dividends paid on Welltower’s common stock as and when such amounts are paid.

DIRECTOR STOCK OWNERSHIP GUIDELINES

In February 2018, the Compensation Committee revised Welltower’s minimum stock ownership policy to require each non-employee director, within five years of joining the Board, to own shares of common stock with a fair market value of at least five times the annual cash retainer (an increase from the prior guideline of four times such retainer). Shares owned directly and indirectly, restricted shares and deferred stock units count towards these ownership requirements.

Ownership Guidelines for Directors and Named Executives Officers. The current stock ownership guidelines for Directors and Named Executives Officers are as follows:

Multiple of base salary	Multiple of annual cash retainer	Multiple of base salary
Chief Executive Officer	Non-Employee Directors	All Other Named Executive Officers

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Corporate Governance

Corporate Governance

SNAPSHOT OF BOARD & GOVERNANCE INFORMATION
Number of Independent Directors Standing for Election	10
Total Number of Director Nominees	11
Average Age of Directors Standing for Election	63
Average Tenure of Directors Standing for Election (years)	9
Separate Chairman and CEO	Yes
Independent Chairman	Yes
Annual Election of All Directors	Yes
Majority Voting for Directors	Yes
Proactively Adopted Proxy Access	Yes
Regular Executive Sessions of Independent Directors	Yes
New Director Orientation	Yes
Annual Board and Committee Self-Evaluations	Yes
Annual Review of Management Succession Plans	Yes
Code of Business Conduct and Ethics	Yes
Policies and Practices to Align Executive Compensation with Long-Term Shareholder Interests	Yes
Stock Ownership Requirements for Executives	Yes
Stock Ownership Requirements for Directors	Yes
Anti-Hedging and Anti-Pledging Policies	Yes
Clawback Policy	Yes

In 2018, Welltower amended its By-Laws to proactively adopt proxy access, which permits a shareholder, or a group of up to 20 shareholders, owning at least 3% of Welltower’s outstanding shares of capital stock for at least three continuous years to nominate and include in Welltower’s proxy materials director nominees comprising up to the greater of two individuals or 20% of the Board, provided that the shareholder(s) and the nominee(s) satisfy the procedural and eligibility requirements specified in the By-Laws.

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Corporate Governance

Board Leadership Structure

The Board is responsible for selecting the appropriate Board leadership structure. To do so, the Board periodically reviews the leadership structure to determine whether it continues to best serve Welltower and its shareholders.

The Board believes the current leadership structure–the separation of the Chairman and Chief Executive Officer roles is appropriate at this time. This structure allows the Chief Executive Officer to focus his time and energy on operating and managing Welltower and facilitates the Board’s independent oversight.

Independence and Meetings

The Board has adopted Corporate Governance Guidelines that meet the listing standards adopted by the NYSE and a Code of Business Conduct and Ethics that meets the NYSE’s listing standards and complies with the rules of the SEC. The Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on Welltower’s website at www.welltower.com/investors/governance.

Pursuant to the Corporate Governance Guidelines, the Board undertook a review of director independence in February 2019. During this review, the Board considered transactions and relationships between each director, or any member of his or her immediate family, and Welltower and its subsidiaries and affiliates. The purpose of this review was to determine whether any relationships or transactions were inconsistent with a determination that a director is independent.

The Board determined that other than Mr. DeRosa, all of the directors are independent under applicable rules of the NYSE. The Board also determined that other than Mr. DeRosa, all of the directors have no material relationship with Welltower (either directly or as a partner, shareholder or officer of an organization that has a relationship with Welltower) and are therefore independent under applicable rules of the NYSE and the independence standards in the Corporate Governance Guidelines. Mr. DeRosa is not independent because he is the Chief Executive Officer of Welltower.

The Board has standing Audit, Compensation, Executive, Investment and Nominating/Corporate Governance Committees.

The Board determined that:

•

all of the members of the Audit Committee are independent under the applicable rules of the NYSE and the independence standards in the Corporate Governance Guidelines and under the separate independence standards for audit committee members under Rule 10A-3 of the Securities Exchange Act of 1934, as amended;

•	all of the members of the Compensation Committee are independent, non-employee and outside directors, as the case may be, under the applicable rules of the NYSE, SEC and Internal Revenue Service; and
•	all of the members of the Nominating/Corporate Governance Committee are independent under the applicable rules of the NYSE.

Welltower’s policy is to schedule a meeting of the Board on the date of the annual meeting of shareholders and all of the directors are encouraged to attend that meeting. All then-serving directors attended last year’s annual meeting of shareholders.

The Chairman presides at all meetings of the shareholders and of the Board.

The Board met nine times during the year ended December 31, 2018. Executive sessions of independent directors are held after regularly scheduled meetings of the Board. The Chairman presides at all such sessions or meetings of the independent directors.

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Corporate Governance

In 2018, all incumbent directors attended at least 75% of the aggregate of the meetings of the Board and the committees on which they served.

THE BOARD AND COMMITTEES Bacon, Kenneth J. De Rosa, Thomas J. De Salvo, Karen B. Donahue Jeffry H. Meyers, Geoffrey G. Naughton, Timothy J. Oster, Sharon M Pelham, Judith C. Rivera Sergio D Spisso, Johnese M. Sullivan, Kathryn M. Trumbull, R. Scott Whitelaw, Gary Board Audit Compensation Executive Investment Nominating/Corporate Governance

Audit Committee

The Audit Committee assists the Board in monitoring Welltower’s financial statements; the independent auditor, including its qualifications and independence; the performance of Welltower’s internal auditor and internal audit function; Welltower’s compliance with legal and regulatory requirements; the effectiveness of Welltower’s internal controls over financial reporting and disclosure controls and procedures; Welltower’s major financial risk exposures, risk assessment, and risk management policies; and Welltower’s information technology systems. The Audit Committee met seven times during the year ended December 31, 2018. The members of the Audit Committee are Mr. Meyers, Mr. Rivera and Mr. Trumbull, with Mr. Trumbull serving as Chair.

The Audit Committee is comprised of directors who the Board has determined have the requisite financial literacy under the rules of the NYSE to serve on the Audit Committee. Additionally, the Board determined that no member of the Audit Committee has any material relationship with Welltower that might interfere with the exercise of the member’s independent judgment.

The Board, after reviewing all of the relevant facts and circumstances, determined that Mr. Meyers, Mr. Rivera and Mr. Trumbull are “audit committee financial experts” as defined under applicable SEC rules.

The Audit Committee is governed by a written charter approved by the Board. The charter is available on Welltower’s website at www.welltower.com/auditcharter.

Compensation Committee

The Compensation Committee reviews and approves the compensation arrangements for Welltower’s executive officers, reviews and administers Welltower’s stock compensation plans and programs, and reviews and recommends to the Board changes in the Board’s compensation. The Compensation Committee met six times during the year ended December 31, 2018. The members of the Compensation Committee are Mr. Bacon, Mr. Naughton, Ms. Oster and Ms. Pelham, with Ms. Oster serving as Chair.

The Compensation Committee is governed by a written charter approved by the Board. The charter is available on Welltower’s website at www.welltower.com/investors/governance. See “Compensation Discussion and Analysis” for additional information regarding the Compensation Committee.

Executive Committee

The function of the Executive Committee is to exercise all of the powers of the Board (except any powers specifically reserved to the Board) between meetings of the Board. The Executive Committee is also responsible for reviewing and approving Welltower’s investments between meetings of the Board. The Executive Committee did not meet in 2018. The members of the Executive Committee are Mr. DeRosa, Mr. Donahue, Mr. Naughton, Ms. Oster and Mr. Trumbull, with Mr. Donahue serving as Chair.

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Corporate Governance

Investment Committee

The Investment Committee reviews Welltower’s investment guidelines and policies; reviews and approves certain developments, investments, and dispositions; reviews senior management’s development, investment, and disposition plans; makes recommendations to the Board regarding investments requiring the Board’s approval; reviews and periodically evaluates the performance of Welltower’s investments; and reviews and makes recommendations to the Board regarding appropriate approval levels granted to the Investment Committee and to senior management. The Investment Committee met six times during the year ended December 31, 2018. The members of the Investment Committee are Mr. Bacon, Mr. Naughton, Mr. Rivera and Mr. Whitelaw, with Mr. Naughton serving as Chair.

Nominating/Corporate Governance Committee

Responsibilities and Members. The Nominating/Corporate Governance Committee engages in succession planning for the Board and key leadership roles on the Board and its committees; identifies potential candidates to fill Board positions; makes recommendations to the Board concerning the size and composition of the Board and its committees; oversees and makes recommendations regarding corporate governance matters, including annual review of Welltower’s Corporate Governance Guidelines; oversees the annual evaluation of the performance of the Board and its committees; and reviews environmental sustainability issues and Welltower’s environmental sustainability practices. The Nominating/Corporate Governance Committee met eleven times during the year ended December 31, 2018. The members of the Nominating/Corporate Governance Committee are Mr. Donahue, Mr. Meyers, Ms. Oster, Ms. Pelham and Mr. Whitelaw, with Mr. Donahue serving as Chair.

The Board has determined that no member of the Nominating/Corporate Governance Committee has any material relationship with Welltower that might interfere with the member’s exercise of his or her independent judgment.

The Nominating/Corporate Governance Committee is governed by a written charter approved by the Board. The charter is available on Welltower’s website at www.welltower.com/investors/governance.

Consideration of Director Nominees. The Board generally looks for individuals who have displayed high ethical standards, integrity and sound business judgement. The Board also believes that a nominee for director should be or have been a senior manager, chief operating officer, chief financial officer, chief executive officer or other leader of a complex organization such as a corporation, university, foundation or governmental entity or unit or, if in a professional capacity, be accustomed to dealing with complex problems, or otherwise have obtained and excelled in a position of leadership. In addition, directors and nominees for director should have the education, experience, intelligence, independence, fairness, reasoning ability, practical wisdom and vision to exercise sound business judgment and should have high personal and professional ethics, strength of character, integrity and values. Also, directors and nominees for director should be available and willing to attend regularly scheduled meetings of the Board and its committees and otherwise able to contribute a reasonable amount of time to Welltower’s affairs, with participation on other boards of directors encouraged to provide breadth of experience to the Board. However, directors may not serve on the boards of more than four other public companies. Directors who are chief executive officers of public companies may not serve on the boards of more than two other public companies, in addition to Welltower’s Board. While the Board has not established term limits, unless otherwise determined by the Board, no person shall be nominated for election as a director after his or her 75th birthday. Under the By-Laws, in order to serve as a director, an individual must beneficially own at least 100 shares of Welltower’s common stock, unless the Board determines otherwise by resolution.

In identifying and evaluating nominees for director, the Nominating/Corporate Governance Committee first looks at the overall size and structure of the Board and the experience, skills, diversity and other qualities represented on the Board. Second, taking into consideration the characteristics mentioned above, the Nominating/Corporate Governance Committee determines if there are any specific qualities or skills that would complement the existing strengths of the Board. The Nominating/Corporate Governance Committee takes diversity into account in identifying and evaluating nominees for director. The Nominating/Corporate Governance Committee considers diversity in terms of (1) professional experience, including experience in Welltower’s primary business segments and in areas of possible future expansion, (2) educational background and (3) age, race, gender and national origin.

The Nominating/Corporate Governance Committee uses multiple sources for identifying and evaluating nominees for director, including referrals from current directors and management, and may seek input from third party executive search firms retained at Welltower’s expense. If the Nominating/Corporate Governance Committee retains one or more search firms, such firms may be asked to identify possible nominees, interview and screen such nominees and act as a liaison between the Nominating/Corporate Governance Committee and each nominee during the screening and evaluation process.

The Nominating/Corporate Governance Committee will review the résumé and qualifications of each candidate based on the criteria described above and determine whether the candidate would add value to the Board. With respect to candidates that are determined

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Corporate Governance

by the Nominating/Corporate Governance Committee to be potential nominees, the Nominating/Corporate Governance Committee will obtain such background and reference checks as it deems necessary, and the Chair of the Nominating/Corporate Governance Committee and the Chairman of the Board will interview qualified candidates. Once it is determined that a candidate is a good prospect, the candidate will be invited to meet the other members of the Nominating/Corporate Governance Committee. If the candidate is approved by the Nominating/Corporate Governance Committee, the candidate will have an opportunity to meet with the remaining directors and management. At the end of this process, if the Nominating/Corporate Governance Committee determines that the candidate will be able to add value to the Board and the candidate expresses his or her interest in serving on the Board, the Nominating/Corporate Governance Committee will then recommend to the Board that the candidate stand for election by the shareholders or fill a vacancy or newly created position on the Board. Each year, the Board and the Nominating/Corporate Governance Committee evaluate the size, composition and diversity of the Board as part of the Board and Committee self-evaluation process. These self-evaluations help the Nominating/Corporate Governance Committee assess the effectiveness of the foregoing procedures for identifying and evaluating nominees for director.

A third-party recruiting firm retained by the Nominating/Corporate Governance Committee identified, evaluated and recommended each of Dr. DeSalvo, Ms. Spisso and Ms. Sullivan as a potential nominee for director. The Nominating/Corporate Governance Committee, through the process described above, recommended to the Board that each of Dr. DeSalvo, Ms. Spisso and Ms. Sullivan be appointed as a director. The Board appointed Dr. DeSalvo and Ms. Spisso as members of the Board in November 2018 and Ms. Sullivan as a member of the Board in February 2019.

The Nominating/Corporate Governance Committee will consider qualified nominees recommended by shareholders who may submit recommendations to the Nominating/Corporate Governance Committee in care of the Senior Vice President - General Counsel & Corporate Secretary, Welltower Inc., 4500 Dorr Street, Toledo, Ohio 43615. The Nominating/Corporate Governance Committee requires that shareholder recommendations for director nominees be submitted by November 23, 2019 and be accompanied by (1) the name, age, business address and, if known, residence address of the nominee, (2) the principal occupation or employment of the nominee for at least the last five years and a description of the qualifications of the nominee, (3) the class or series and number of shares of Welltower’s stock that are owned beneficially or of record by the nominee and (4) any other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of directors under Regulation 14A of the U.S. Securities Exchange Act of 1934, as amended, together with a written statement from the nominee that he or she consents to serve, if elected, and includes certain representations, and any questionnaires required to be completed by Welltower directors.

Also, the shareholder making the recommendation should include (1) his or her name and record address, together with the name and address of any other shareholder known to be supporting the nominee and (2) the class or series and number of shares of Welltower’s stock that are owned beneficially or of record by the shareholder making the recommendation and by any other supporting shareholders. Nominees for director who are recommended by shareholders will be evaluated in the same manner as any other nominee for director.

In addition to the right of shareholders to recommend director nominees to the Nominating/Corporate Governance Committee, the By-Laws provide that a shareholder entitled to vote for the election of directors may make nominations at a meeting of shareholders of persons for election to the Board if the shareholder has complied with specified prior notice requirements. To be timely, a shareholder’s notice of an intent to nominate a director at a meeting of shareholders must be in writing and delivered to the Senior Vice President - General Counsel & Corporate Secretary no later than 90 days and no earlier than 120 days prior to the first anniversary of the preceding year’s annual meeting.

With respect to the 2020 Annual Meeting of Shareholders, such a notice must be received by the Senior Vice President - General Counsel & Corporate Secretary on or after January 3, 2020, but no later than February 2, 2020.

In 2018, Welltower amended its By-Laws to permit a shareholder, or a group of up to 20 shareholders, owning at least 3% of Welltower’s outstanding shares of capital stock for at least three continuous years to nominate and include in our proxy materials director nominees comprising up to the greater of two individuals or 20% of the Board, provided that the shareholder(s) and the nominee(s) satisfy the procedural and eligibility requirements specified in the By-Laws. Notice of director nominations submitted under these proxy access By-Law provisions must be delivered to the Senior Vice President - General Counsel & Corporate Secretary no later than 120 days and no earlier than 150 days prior to the first anniversary of the date on which Welltower first mailed or otherwise gave notice for the prior year’s annual meeting. Requests to include shareholder-nominated candidates in Welltower’s proxy materials for next year’s annual meeting must be received by the Senior Vice President - General Counsel & Corporate Secretary on or after October 24, 2019 but no later than November 23, 2019.

The By-Laws further require that any such notice relating to a director nominee, whether provided in accordance with the advance notice or the proxy access provisions of the By-Laws, include, in addition to certain other requirements set forth in the By-Laws, all of

Notice of Annual Meeting of Shareholders and 2019 Proxy Statement |	15

Corporate Governance

the information specified in the paragraph above for shareholder recommendations to the Nominating/Corporate Governance Committee for director nominees.

Welltower may require that the proposed nominee furnish other information as Welltower may reasonably request to assist in determining the eligibility of the proposed nominee to serve as a director. At any meeting of shareholders, the Chairman of the Board may disregard the purported nomination of any person not made in compliance with these procedures.

Leadership Team

The Leadership Team guides the organization in developing and delivering the strategic plan, achieving Welltower goals and objectives, and successfully positioning Welltower in the market. The Leadership Team consists of all executive officers and senior vice presidents of Welltower.

Risk Management

The Board and Leadership Team play a vital role in overseeing the management of Welltower’s risks. The Board regularly reviews Welltower’s significant risk exposure, including operational, strategic, financial, legal, environmental sustainability and regulatory risks. The Board and the Audit Committee review the management of financial risk and Welltower’s policies regarding risk assessment and risk management. The Audit Committee reviews and discusses with management the strategies, processes and controls pertaining to the management of Welltower’s information technology operations, including cyber risks and information security. The Audit Committee also oversees Welltower’s compliance program with respect to legal and regulatory requirements, including, Welltower’s Code of Business Conduct and Ethics and its policies and procedures for monitoring compliance.

The Board and the Compensation Committee review the management of risks relating to Welltower’s compensation plans and arrangements. The Board and the Nominating/Corporate Governance Committee review the management of risks relating to compliance, environmental sustainability and Welltower’s corporate governance policies. The Leadership Team is responsible for identification, assessment and management of risks, and has established an Enterprise Risk Management Committee to assure that appropriate risk identification and mitigation procedures are incorporated into the daily activities and decision-making of Welltower. This Committee is led by the Senior Vice President - General Counsel & Corporate Secretary and includes four additional members of the Leadership Team. Additionally, periodic risk reviews are performed with business unit leaders to review the likelihood of adverse effects, the potential impact of those risks, risk tolerances and mitigating measures.

The Board meets at regular intervals with the Leadership Team and key members of management who are primarily responsible for risk management to review Welltower’s significant risk exposures. A report detailing risks identified and the results of mitigation efforts is provided to the Board on a regular basis, including results of risk mitigation testing performed by Internal Audit.

Key Risk Oversight Responsibilities of the Board
Audit Committee • Financial reporting • Internal controls over financial reporting • Information technology and security • Legal and regulatory compliance	Compensation Committee • Compensation plans and arrangements • CEO and executive management succession planning	Nominating/Corporate Governance Committee • Environmental sustainability • Shareholder engagement program • Corporate governance

Succession Planning

The Board is actively engaged in succession planning. The Compensation Committee conducts an annual review of the Chief Executive Officer’s performance and oversees the performance evaluations of the Named Executive Officers.

Annually, the Board discusses succession plans for the Chief Executive Officer and other members of senior management. Succession planning addresses both succession in the ordinary course of business and contingency planning in case of unexpected events. Each of the Chief Executive Officer’s direct reports meets quarterly with the Chief Executive Officer to discuss development plans and opportunities. The Board also consults with the Chief Executive Officer regarding future candidates for senior leadership positions, succession timing for those positions, and development plans for the candidates with the greatest potential. This process facilitates a meaningful discussion regarding all senior leadership positions, ensures continuity of leadership over the long term and forms the basis on which Welltower makes ongoing leadership assignments.

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Corporate Governance

Corporate Sustainability

Operating in a sustainable, responsible and transparent manner is important to Welltower. By focusing on environmental, social and governance leadership, Welltower provides value to shareholders. Welltower reduces its utility costs, is better prepared to address emerging environmental, social and governance risks and can use its efforts to attract and retain a talented and diverse workforce. Welltower’s commitment to sustainability is a key part of who it is and has led it to be recognized as a leader in its industry. Some highlights of Welltower’s corporate sustainability efforts in 2018 are detailed below:

2018 Highlights

  ENERGY

•   Consumed over 50,000 MWh of renewable energy across Welltower’s medical office building portfolio, which represents 18% of electricity load. Welltower’s use of renewable energy across its operations have led to it being recognized as a Green Power Partner by the U.S. EPA.

•   Completed its 200th LED lighting retrofit. These upgrades will save over $5 million in utility costs annually and reduce Welltower’s energy usage and greenhouse gas emissions.

•   Benchmarked over 24.8 million square feet in EPA’s ENERGY STAR Portfolio Manager® to track performance over time, set goals and recognize high performance properties.

  BUILDINGS

•   Earned the ENERGY STAR® certification for superior energy performance at 27 buildings across the portfolio in 2018, which brings the total number of buildings that have received this certification to 78.

•   Earned IREM Certified Sustainability Property at 14 properties in 2018 for a total of 24 IREM Certified Sustainable Properties across the portfolio.

•   Announced a second senior living development site in Manhattan, New York that will be developed to achieve LEED certification.

  SOCIAL RESPONSIBILITY

•   Recently announced three appointments to the Board, which increases the representation of independent directors who are women or individuals from minority groups to 55%.

•   Signed the CEO Action for Diversity & Inclusion™, joining leaders such as American Express, Boston Scientific and Johnson & Johnson, pledging to actively support a more inclusive workplace.

•   Endorsed the UN Women’s Empowerment Principles, demonstrating its ongoing commitment to gender equality and women’s empowerment.

•   Provided, through the Welltower Charitable Foundation, over $600,000 in support to local and national organizations focused on health and wellness, the arts and culture and education.

For additional information regarding Welltower's sustainability program, Please visit Welltower's website at www.welltower.com/responsibility/.

  RECOGNITION

•   Acknowledged as the only healthcare REIT and one of two U.S.-based REITs to be named to the Dow Jones Sustainability World Index. The Dow Jones Sustainability World Index represents the top 10% of companies in the S&P Global Broad Market Index in terms of their sustainability performance. Welltower was also named to the Dow Jones Sustainability North America Index for the third consecutive year.

•   Recognized as a Winning Company by 2020 Women on Boards for board diversity.

•   Received Silver Level recognition in the American Heart Association’s Workplace Health Achievement Index for Welltower’s efforts to build a culture of health and wellness in the workplace.

•   Received listing in the RobecoSAM 2018 Sustainability Yearbook, which recognizes the top 15% of organizations in their industry for their environmental, social and governance leadership.

•   Designated as a GRESB Green Star for sustainability performance for the fourth consecutive year.

Notice of Annual Meeting of Shareholders and 2019 Proxy Statement |	17

Corporate Governance

Compensation Committee Interlocks and Insider Participation

Mr. Bacon, Mr. Naughton, Ms. Oster and Ms. Pelham were members of the Compensation Committee during 2018. None of the members of the Compensation Committee is or has been an executive officer or employee of Welltower, nor did any of them have any relationships requiring disclosure by Welltower under Item 404 of SEC Regulation S-K. None of Welltower’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, an executive officer of which served as a director of Welltower or member of the Compensation Committee during 2018.

Communications with the Board

Shareholders and other parties interested in communicating with the Board or any specific directors, including the non-executive Chairman or the non-employee or independent directors as a group, may do so by writing to: The Board of Directors, Welltower Inc., 4500 Dorr Street, Toledo, Ohio 43615.

The Nominating/Corporate Governance Committee has approved a process for handling letters received by Welltower and addressed to members of the Board. Under that process, the Senior Vice President - General Counsel & Corporate Secretary reviews all such correspondence and regularly forwards to the Board a summary of the correspondence (with copies of the correspondence attached) that, in the opinion of the Senior Vice President - General Counsel & Corporate Secretary, relates to the functions of the Board or committees thereof or that he otherwise determines requires their attention (for example, if the communication received relates to questions, concerns or complaints regarding accounting, internal control over financial reporting and auditing matters, it will be summarized and forwarded to the Chair of the Audit Committee for review). Directors may at any time review a log of all correspondence received by Welltower that is addressed to members of the Board and request copies of such correspondence.

18 |	Notice of Annual Meeting of Shareholders and 2019 Proxy Statement

Executive Officers

Executive Officers

The following information is furnished as to the executive officers of Welltower:

THOMAS J. DEROSA Age: 61	Mr. DeRosa has served as Welltower’s Chief Executive Officer since April 2014. Mr. DeRosa’s biographical information is set forth under “Directors to be Elected” above.

JOHN A. GOODEY Age: 46	Mr. Goodey has served as Welltower’s Executive Vice President - Chief Financial Officer since October 2017. Mr. Goodey served as Welltower’s Senior Vice President - International from May 2014 to October 2017. Mr. Goodey served as managing director at Barclays Capital from December 2009 to May 2014 and director at Deutsche Bank from 1997 to 2009.

MERCEDES T. KERR Age: 50	Ms. Kerr has served as Welltower’s Executive Vice President - Business & Relationship Management since January 2017. Ms. Kerr served as Welltower’s Executive Vice President - Business Development from July 2016 to January 2017, as Senior Vice President - Business Development from July 2015 to July 2016, as Senior Vice President - Marketing from September 2010 to July 2015 and as Vice President - Marketing from April 2008 to September 2010.

SHANKH MITRA Age: 38	Mr. Mitra has served as Welltower’s Executive Vice President - Chief Investment Officer since August 2018. Mr. Mitra served as Welltower’s Senior Vice President - Investments from January 2018 to August 2018. Mr. Mitra served as Welltower’s Senior Vice President - Finance & Investments from January 2016 to January 2018. From July 2013 to December 2015, Mr. Mitra served as Portfolio Manager, Real Estate Securities at Millennium Management. Mr. Mitra served as Senior Analyst at Citadel Investment Group from April 2012 to June 2013 and Fidelity Investments from June 2009 to March 2012.

MATTHEW G. MCQUEEN Age: 46	Mr. McQueen has served as Welltower’s Senior Vice President - General Counsel & Corporate Secretary since July 2016. Mr. McQueen served as Welltower’s Senior Vice President - Legal from March 2015 to July 2016. From 2007 to 2015, Mr. McQueen served as of counsel and a partner in the Corporate and Securities group at the law firm of Sidley Austin LLP.

Notice of Annual Meeting of Shareholders and 2019 Proxy Statement |	19

Security Ownership of Directors and Management and Certain Beneficial Owners

Security Ownership of Directors and Management and Certain Beneficial Owners

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the U.S. Securities Exchange Act of 1934, as amended, requires Welltower’s directors and executive officers, and persons who own beneficially more than 10% of the shares of common stock of Welltower, to file reports of ownership and changes of ownership with the SEC and the NYSE. Copies of all filed reports are required to be furnished to Welltower pursuant to Section 16(a). Based solely on the reports received by Welltower and on written representations from reporting persons, Welltower believes that the directors and executive officers complied with all applicable filing requirements during the fiscal year ended December 31, 2018.

Beneficial Ownership of More than 5%

Based upon filings made with the SEC in January and February 2019 (with respect to holdings as of December 31, 2018), the only shareholders known to Welltower to be the beneficial owners of more than 5% of Welltower’s common stock are as follows:

Beneficial Owner	Common Stock Beneficially Owned	Percent of Outstanding Common Stock(5)
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	47,959,065(1)	12.00%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	40,590,694(2)	10.16%
Cohen & Steers, Inc. 280 Park Avenue 10th Floor New York, NY 10017	25,701,263(3)	6.43%
State Street Corporation State Street Financial Center One Lincoln Street Boston, MA 02111	21,882,453(4)	5.48%

(1)

Includes 317,024 shares beneficially owned by Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., and 1,047,046 shares beneficially owned by Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc. In the aggregate, The Vanguard Group, Inc., Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd. have sole voting power over 763,317 shares, shared voting power over 497,023 shares, sole dispositive power over 47,041,288 shares and shared dispositive power over 917,777 shares. In addition, the number of shares reported as beneficially owned by The Vanguard Group, Inc. includes the 17,716,575 shares separately reported as beneficially owned by Vanguard Specialized Funds in its filing made with the SEC. Vanguard Specialized Funds has sole voting power over 17,716,575 shares.

(2)	In the aggregate, BlackRock, Inc. and its affiliates have sole voting power over 37,163,079 shares and sole dispositive power over 40,590,694 shares.

(3)

Includes 25,071,420 shares beneficially owned by Cohen & Steers Capital Management, Inc., a wholly-owned subsidiary of Cohen & Steers, Inc., and 629,843 shares beneficially owned by Cohen & Steers UK Limited, an affiliate of Cohen & Steers, Inc. Cohen & Steers, Inc. has sole voting power over 16,211,201 shares and sole dispositive power over 25,701,263 shares; Cohen & Steers Capital Management, Inc. has sole voting power over 16,122,967 shares and sole dispositive power over 25,071,420 shares; Cohen & Steers UK Limited has sole voting power over 88,234 shares and sole dispositive power over 629,843 shares. The principal address for Cohen & Steers UK Limited is 50 Pall Mall, 7th Floor, London, United Kingdom SW1Y 5JH.

(4)	In the aggregate, State Street Corporation and its affiliates have shared voting power over 19,804,312 shares and shared dispositive power over 21,877,680 shares.

(5)	The percentages set forth in the table reflect percentage ownership as of March 5, 2019. The actual filings of these beneficial owners provide percentage ownership as of December 31, 2018.

20 |	Notice of Annual Meeting of Shareholders and 2019 Proxy Statement

Security Ownership of Directors and Management and Certain Beneficial Owners

Beneficial Ownership of Directors and Executive Officers

The table below sets forth, as of March 5, 2019, unless otherwise specified, certain information with respect to the beneficial ownership of Welltower’s shares of common stock by each director of Welltower, each Named Executive Officer, and the directors and executive officers of Welltower as a group. Unless noted below, each person has sole voting and investment power regarding Welltower’s shares. Also, unless noted below, the beneficial ownership of each person represents less than 1% of the outstanding shares of common stock of Welltower.

Name of Beneficial Owner	Shares Held of Record	Total Shares Beneficially Owned(3)
Kenneth J. Bacon	7,790	7,790
Karen B. DeSalvo(1)	-	-
Thomas J. DeRosa	243,091	243,091
Jeffrey H. Donahue	41,418	41,518
John A. Goodey	36,665	36,665
Mercedes T. Kerr	32,716	32,716
Matthew G. McQueen	11,622	11,622
Geoffrey G. Meyers	9,420	9,420
Shankh Mitra	38,273	38,335	(4)
Timothy J. Naughton	17,084	17,084
Sharon M. Oster	37,131	54,131	(5)
Judith C. Pelham	12,899	12,899
Sergio D. Rivera	10,748	10,748
Johnese M. Spisso(1)	-	-
Kathryn M. Sullivan(2)	-	-
R. Scott Trumbull	10,011	71,084	(6)
Gary Whitelaw	7,963	7,963
All directors and executive officers as a group (17 persons)	516,831	595,066	(7)

(1)	Dr. DeSalvo and Ms. Spisso were appointed to the Board on November 30, 2018.

(2)	Ms. Sullivan was appointed to the Board on February 7, 2019.

(3)

Does not include unvested restricted stock units or deferred stock units granted to the executive officers or directors that are not scheduled to vest and be settled within 60 days of March 5, 2019. Total shares beneficially owned by each of Messrs. Bacon, Donahue, Meyers, Naughton, Rivera, Trumbull and Whitelaw and Ms. Oster and Pelham includes 363 shares issuable upon conversion of deferred stock units within 60 days of March 5, 2019.

(4)	Mr. Mitra’s total shares beneficially owned include 62 shares owned by his children.

(5)	Ms. Oster’s total shares beneficially owned include 17,000 shares owned by her spouse.

(6)

Mr. Trumbull’s total shares beneficially owned include 61,083 shares held in trust for the benefit of his immediate family, as to which his spouse is the trustee. Mr. Trumbull disclaims beneficial ownership of these 61,083 shares.

(7)	Total beneficial ownership represents 0.15% of the outstanding shares of common stock of Welltower as of March 5, 2019.

Review, Approval or Ratification of Transactions with Related Persons

The Board has adopted a written policy for approval of transactions between Welltower and its directors, director nominees, executive officers, greater than 5% beneficial owners of Welltower’s common stock, and each of their respective immediate family members. The policy covers any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved since the beginning of Welltower’s last completed fiscal year is or is expected to exceed $100,000, (2) Welltower or any of its subsidiaries is a participant, and (3) any related person has or will have a direct or indirect interest.

The policy provides that the Nominating/Corporate Governance Committee reviews transactions subject to the policy and determines whether or not to approve or ratify those transactions. In addition, the Nominating/Corporate Governance Committee has delegated authority to the Chair of the Nominating/Corporate Governance Committee to pre-approve or ratify transactions under certain circumstances. In reviewing transactions subject to the policy, the Nominating/Corporate Governance Committee or the Chair of the

Notice of Annual Meeting of Shareholders and 2019 Proxy Statement |	21

Security Ownership of Directors and Management and Certain Beneficial Owners

Nominating/Corporate Governance Committee, as applicable, considers, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. The Nominating/Corporate Governance Committee has considered and adopted the following standing pre-approvals under the policy for transactions with related persons:

•

Employment as an executive officer of Welltower, if: (1) the related compensation is required to be reported in Welltower’s proxy statement under Item 402 of SEC Regulation S-K or (2) the executive officer is not an immediate family member of another executive officer or director of Welltower, the related compensation would be reported in Welltower’s proxy statement under Item 402 of SEC Regulation S-K if the executive officer was a “named executive officer” and the Compensation Committee approved (or recommended that the Board approve) such compensation.

•	Any compensation paid to a director if the compensation is required to be reported in Welltower’s proxy statement under Item 402 of SEC Regulation S-K;

•

Any transaction with another company at which a related person’s only relationship is as an employee (other than an executive officer), if the aggregate amount involved does not exceed the greater of $1 million or 2% of that company’s total annual revenues;

•

Any charitable contribution, grant or endowment by Welltower or The Welltower Charitable Foundation to a charitable organization, foundation or university at which a related person’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $1 million or 2% of the charitable organization’s total annual receipts;

•

Any transaction where the related person’s interest arises solely from the ownership of Welltower’s common stock and all holders of Welltower’s common stock received the same benefit on a pro-rata basis (e.g., dividends); and

•

Any transaction with another publicly-traded company where the related person’s interest arises solely from beneficial ownership of more than 5% of Welltower’s common stock and ownership of a non-controlling interest in the other publicly-traded company.

There were no related person transactions identified for 2018.

22 |	Notice of Annual Meeting of Shareholders and 2019 Proxy Statement

Proposal 2—Ratification of the Appointment of the Independent Registered Public Accounting Firm

Proposal 2—Ratification of the Appointment of the Independent Registered Public Accounting Firm

Audit Fees

The Audit Committee is directly responsible for the appointment, retention, compensation, evaluation and oversight of Welltower’s independent registered public accounting firm. The Audit Committee considers whether the independent registered public accounting firm is best positioned and qualified to provide the most effective and efficient service, based on factors such as the independent registered public accounting firm’s familiarity with Welltower’s business, personnel, culture, accounting systems or risk profile; the appropriateness of fees charged; and whether provision of the service by the independent registered public accounting firm would enhance Welltower’s ability to manage or control risk or improve audit quality. The Audit Committee obtains and reviews a report from the independent registered public accounting firm at least annually regarding: (a) the independent registered public accounting firm’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the independent registered public accounting firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the independent registered public accounting firm, and any steps taken to deal with any such issues, and (c) all relationships between the independent registered public accounting firm and Welltower (in order to assess the independent registered public accounting firm’s independence). The Audit Committee evaluates the qualifications, performance and independence of the independent registered public accounting firm, including considering whether its quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining its independence, and taking into account the opinions of management and the internal auditors.

The Audit Committee has selected Ernst & Young LLP (“EY”) to serve as Welltower’s independent registered public accounting firm for the year ending December 31, 2019. EY has served as Welltower’s independent registered public accounting firm since Welltower’s inception in 1970. The Audit Committee periodically considers whether, in order to assure continuing auditor independence, it should adopt a policy requiring the regular rotation of the independent registered public accounting firm. The Audit Committee (and in particular the Chair of the Audit Committee) ensures the rotation of the lead (or coordinating) audit partner every five years as mandated by the Sarbanes-Oxley Act of 2002, as amended (“SOX”), and is directly involved in the selection of EY’s lead audit partner. Welltower’s current lead audit partner was appointed beginning with the 2018 audit. The Audit Committee and the Board believe that the continued retention of EY as Welltower’s independent registered public accounting firm is in the best interests of Welltower and its shareholders.

Although the submission of this matter for approval by shareholders is not legally required, the Board believes that such submission follows sound business practice and is in the best interests of the shareholders. If this appointment is not ratified by the holders of a majority of the shares of voting securities present in person or by proxy at the Annual Meeting, the Audit Committee will consider the selection of another accounting firm. If such a selection were made, it may not become effective until 2020 because of the difficulty and expense of making a substitution. Representatives of the firm of EY are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Fees for professional services provided by EY in each of the last two fiscal years, in each of the following categories, are as follows:

	Year ended December 31,
	2018	2017
Audit Fees	$3,637,467	$2,832,759
Audit-Related Fees	143,842	27,842
Tax Fees:
Tax Compliance	1,076,277	—
Tax Planning and Tax Advice	1,833,363	491,456
All Other Fees	—	—
Totals	$6,690,949	$3,352,057

Audit fees include fees associated with the annual audit, the review of Welltower’s quarterly reports on Form 10-Q and services that generally only the independent registered public accounting firm can provide such as accounting consultations billed as audit services, comfort letters, consents and assistance with review of documents to be filed with or furnished to the SEC.

Notice of Annual Meeting of Shareholders and 2019 Proxy Statement |	23

Proposal 2—Ratification of the Appointment of the Independent Registered Public Accounting Firm

Audit-related fees include fees associated with assurance and related services that are traditionally performed by an independent accountant, and include access to research databases and consultations concerning financial accounting and reporting standards not billed as audit services.

Tax fees include fees for tax compliance and tax planning and tax advice services. Tax compliance involves the preparation of original and amended tax returns, claims for refund and tax payment-planning services and assistance with tax audits and appeals. Tax planning and tax advice encompass a diverse range of services, including advice related to acquisitions, and requests for rulings or technical advice from taxing authorities. The increase in tax fees in 2018 is primarily due to the transition of certain services from a third-party tax consultant to EY and the increase in tax reporting and tax planning requirements as a result of significant acquisition activity in 2018.

None of the foregoing fees were paid for services, the sole business purpose of which was tax avoidance, or the tax treatment of which would not be supported by the Internal Revenue Code of 1986, as amended (the “Code”) and related regulations.

THE BOARD OF DIRECTORS OF WELLTOWER UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP. The affirmative vote of a majority of the shares of voting securities present in person or by proxy at the Annual Meeting will be required for such ratification.

24 |	Notice of Annual Meeting of Shareholders and 2019 Proxy Statement

Proposal 2—Ratification of the Appointment of the Independent Registered Public Accounting Firm

Pre-Approval Policies and Procedures

The Audit Committee has developed policies and procedures concerning its pre-approval of the performance of audit and non-audit services for Welltower by EY and is responsible for the audit fee negotiations associated with the engagement of EY. At its quarterly meetings, the Audit Committee pre-approves particular audit and non-audit services within the following categories of services that it desires the independent registered public accounting firm to undertake: audit services, audit-related services, tax compliance services, tax planning and tax advice services and other services. Prior to giving its approval, the Audit Committee reviews the written descriptions of these services provided by EY and the estimated fees for these services. All other non-audit services must be pre-approved on an individual engagement basis. If there is any question as to whether a proposed service has been pre-approved, management and the independent registered public accounting firm together must contact the Audit Committee to obtain clarification or, if necessary, pre-approval.

All of the audit services, audit-related services, tax compliance services, tax planning and tax advice services and other services provided to Welltower by EY during the year ended December 31, 2018 were pre-approved by the Audit Committee.

Where specific Audit Committee approval of non-audit services is required, the Chair of the Audit Committee may pre-approve the engagement subject to a presentation to the full Audit Committee at its next regularly scheduled meeting.

Audit Committee Report

The Audit Committee oversees Welltower’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In fulfilling its oversight responsibilities this past year, the Audit Committee reviewed and discussed the audited financial statements with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. Management, the internal auditors and the independent registered public accounting firm also made presentations to the Audit Committee throughout the year on specific topics of interest, including Welltower’s (i) 2018 integrated audit plan; (ii) updates on completion of the audit plan; (iii) compliance with the internal controls required under Section 404 of SOX; (iv) critical accounting policies; (v) assessment of the impact of new accounting guidance; (vi) non-GAAP policies and procedures; (vii) disclosure committee charter; (viii) SEC comment letters; and (ix) cybersecurity.

The Audit Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the audited financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of Welltower’s accounting principles and such other matters as are required to be communicated to the Audit Committee under U.S. applicable standards (including Auditing Standard No. 1301, “Communications with Audit Committees”) of the Public Company Accounting Oversight Board. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding such firm’s communications with the Audit Committee concerning independence. The Audit Committee has also discussed with the independent registered public accounting firm such firm’s independence from management and Welltower and considered the compatibility of non-audit services with such firm’s independence.

The Audit Committee discussed with Welltower’s independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee met with such firm, with and without management present, to discuss the results of its examinations, its evaluations of Welltower’s internal controls, and the overall quality of Welltower’s financial reporting. The Audit Committee held seven meetings during the year ended December 31, 2018.

Based on reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in Welltower’s Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC. The Audit Committee and the Board have also recommended, subject to shareholder ratification, the selection of EY as Welltower’s independent registered public accounting firm for the year ending December 31, 2019. Mr. Meyers, Mr. Rivera and Mr. Trumbull were each members of the Audit Committee in 2018 and participated in the reviews and discussions described above.

Submitted by the Audit Committee

R. Scott Trumbull, Chair

Geoffrey G. Meyers

Sergio D. Rivera

Notice of Annual Meeting of Shareholders and 2019 Proxy Statement |	25

Proposal 3—Approval, on an Advisory Basis, of the Compensation of the Named Executive Officers

Proposal 3—Approval, on an Advisory Basis, of the Compensation of the Named Executive Officers

In accordance with the requirements of Section 14A of the U.S. Securities Exchange Act, Welltower’s shareholders have the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of the Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s compensation disclosure rules.

Welltower’s compensation programs are designed to link pay to performance and to reward the Named Executive Officers for the achievement of short-term and long-term strategic and operational goals and increased shareholder returns. This compensation philosophy is central to Welltower’s ability to attract, retain and motivate individuals who can achieve superior financial results. Please refer to “Executive Compensation-Executive Summary” in this Proxy Statement for an overview of the compensation of the Named Executive Officers and Welltower’s key financial and strategic achievements in 2018 that drove compensation decisions. We also encourage shareholders to read the “Executive Compensation-Compensation Discussion and Analysis” in this Proxy Statement, which describes the details of Welltower’s compensation programs and the decisions made by the Compensation Committee with respect to 2018 compensation.

Shareholders are being asked to vote on the following advisory resolution:

Resolved, that the compensation paid to Welltower’s Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s compensation disclosure rules, which disclosures include the disclosures under “Executive Compensation-Compensation Discussion and Analysis,” the compensation tables and the narrative disclosures that accompany the compensation tables, is hereby approved.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers and the policies and practices described in this Proxy Statement. This vote is advisory and therefore not binding on Welltower, the Board or the Compensation Committee. The Board and the Compensation Committee value the opinions of Welltower’s shareholders, and to the extent there is any significant vote against the Named Executive Officers’ compensation as disclosed in this Proxy Statement, Welltower will consider shareholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

At Welltower’s 2017 Annual Meeting of Shareholders, its shareholders approved a non-binding, advisory proposal to hold annual advisory votes to approve Welltower’s named executive officer compensation. In consideration of the results of this advisory vote, the Board has adopted a policy providing for annual advisory votes on Welltower’s named executive officer compensation. Unless the Board modifies this policy, its next advisory vote on Welltower’s named executive officer compensation following this vote will be held at its 2020 Annual Meeting of Shareholders.

THE BOARD OF DIRECTORS OF WELLTOWER UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC. The affirmative vote of a majority of the shares of voting securities present in person or by proxy at the Annual Meeting will be required for approval of this proposal.

26 |	Notice of Annual Meeting of Shareholders and 2019 Proxy Statement

Executive Compensation—CD&A

Executive Compensation

Compensation Discussion and Analysis

To assist shareholders in finding important information, this CD&A is organized as follows:

The Compensation Committee is responsible for Welltower’s executive compensation program and implementing its underlying philosophy and policies. An overview and analysis of Welltower’s executive compensation program, philosophy and policies is set forth below.

Welltower’s named executive officers for 2018 (the “Named Executive Officers” or “NEOs”) were:

Named Executive Officers	Title
Thomas J. DeRosa	Chief Executive Officer
John A. Goodey	Executive Vice President - Chief Financial Officer
Mercedes T. Kerr	Executive Vice President - Business & Relationship Management
Shankh Mitra	Executive Vice President - Chief Investment Officer
Matthew G. McQueen	Senior Vice President - General Counsel & Corporate Secretary

Executive Summary

COMPENSATION PRINCIPLES

Welltower’s executive compensation program is designed to attract, motivate and retain top executive talent. Competing successfully in this dynamic sector requires highly-skilled, knowledgeable individuals who are committed to delivering outstanding shareholder returns while effectively building relationships across the industry. The Compensation Committee continually reviews and refines Welltower’s compensation practices so that the compensation program is in line with the market, is responsive to concerns of shareholders, and takes into account best compensation practices. To that end, Welltower’s compensation program is based on three core principles:

•	Align pay and performance, utilizing absolute and relative goals that measure performance both on an annual and multi-year basis.
•	Align management and shareholder interests by establishing rigorous goals that balance and measure value creation over both the short and long-term.
•	Pay the majority of compensation in the form of equity that vests over an extended number of years.

Notice of Annual Meeting of Shareholders and 2019 Proxy Statement |	27

Executive Compensation—CD&A

2018 PERFORMANCE

Welltower had a strong year in 2018 that validated the strength of its platform. Welltower’s strategy is based on acquiring and developing a well-diversified, high quality portfolio located in strong high-barrier-to-entry and growing markets operated or managed by best-in-class seniors housing operators, post-acute providers and health systems. Welltower significantly improved its portfolio, balance sheet and risk profile through strategic acquisitions and dispositions during 2018.

The Compensation Committee evaluates all pre-established qualitative and quantitative metrics and factors in making its compensation decisions. Among the important metrics and factors the Compensation Committee considered for 2018 were the management team’s success in the following areas:

Portfolio

•    Completed more than $4 billion in gross investments during the year, including $3.4 billion in acquisitions at a 7.3% yield and $290 million in development funding with a 7.6% yield.

•    Entered into a first of its kind partnership with ProMedica Health System to drive delivery of services towards new, cost-effective sites of care.

•    Significantly improved portfolio quality by generating over $1.8 billion of pro rata proceeds from dispositions of non-strategic assets.

•    Increased percentage of revenues generated by private pay sources by 30 basis points to 94.5% in 2018.

Balance Sheet

•    Successfully closed $1.9 billion of senior unsecured notes offerings across three tranches with an average maturity of 13.8 years and a blended yield to maturity of 4.3%.

TOTAL SHAREHOLDER RENTURN Average Annual Return Since Inception 15.07%
• Generated $795 million of gross proceeds from common stock issuances at an average price of $67.51 per share.

Growth • Generated strong same store net operating income growth of 1.6%*, driven by industry-leading same store net operating income growth in the seniors housing operating portfolio. Corporate

•    Reduced general and administrative expenses as a percentage of gross assets to 34 basis points from 37 basis points at the end of 2017.

•    Paid cash dividends of $3.48 per share. The dividend paid in February 2019 represents Welltower’s 191st consecutive dividend.

Sustainability

•	Named to the Dow Jones Sustainability World Index for the first time and the Dow Jones Sustainability North America Index for the third consecutive year.
•	Received listing in the RobecoSAM 2018 Sustainability Yearbook, which recognizes the top 15% of organizations in their industry for their environmental, social and governance leadership.
•	Was the first North American REIT to sign the UN Women’s Empowerment Principles and join the CEO Action for Diversity and Inclusion.
•	Designated as a GRESB Green Star for sustainability performance for fourth consecutive year.

28 |	Notice of Annual Meeting of Shareholders and 2019 Proxy Statement

Executive Compensation—CD&A

* Same store net operating income is a non-GAAP financial measure. For a reconciliation of this number to the most directly comparable GAAP numbers, please see Appendix A to this Proxy Statement.

PRO RATA DISPOSITION PROCEEDS ($billions)	PRIVATE PAY	GENERAL & ADMINISTRATIVE EXPENSES AS A PERCENTAGE OF GROSS ASSETS

COMPENSATION PHILOSOPHY AND OBJECTIVES

The philosophy underlying Welltower’s executive compensation program is to provide competitive pay for achieving rigorous performance goals. The objective is to attract and retain the caliber of executive officers and other key employees necessary for Welltower to deliver sustained high performance to shareholders. The short and long-term metrics built into the compensation program are specifically designed to align management and shareholder interests directly. Outlined below are the principles underlying Welltower’s executive compensation program.

•	Strongly align pay and performance, utilizing absolute and relative goals across annual and multi-year performance periods
¡	Payouts vary based upon the degree to which performance measures are achieved.
¡	Multiple performance measures are used to ensure a focus on overall Welltower performance.
¡	Variable reward payouts are designed to provide competitive compensation for achieving expected performance and enhanced compensation for performance that exceeds expectations.

•	Attract and retain top management talent
¡	The executive compensation program is structured to attract and retain individuals with the skills necessary to effectively manage a complex, growing international business.
¡	The Compensation Committee considers the median compensation level of similarly-situated executives when setting target compensation levels, with above median payouts for superior performance.
¡	Individual performance is a key element in the annual cash bonus program, which is designed to motivate executives to perform at the highest levels.

•	Link compensation realized to the achievement of Welltower’s short and long-term financial and strategic goals
¡	A majority of each Named Executive Officer’s total direct compensation opportunity is in the form of annual and long-term incentive compensation.
¡	Performance measures are selected based on careful assessment of measures that will encourage profitable growth and increase shareholder value.
¡	Actual compensation may be above or below the targeted level, depending on achievement relative to pre-established performance goals that reflect Welltower’s short and long-term business plans.

•	Align management and shareholder interests by engaging in long-term shareholder value creation
¡

Long-term incentives are granted in the form of equity awards that vest based on performance and continued employment over multiple years, which aligns management’s interests with those of Welltower’s shareholders.

¡	The current incentive programs include an annual cash bonus component and a three-year forward-looking component emphasizing both short and long-term shareholder value creation.
¡

Stock ownership guidelines require that Board members and executives maintain significant levels of stock ownership, further emphasizing the focus on long-term shareholder return and alignment with shareholder interests.

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Executive Compensation—CD&A

POLICIES AND PROCEDURES

The Compensation Committee is responsible for determining the nature and amount of compensation for Welltower’s Chief Executive Officer and for reviewing and approving the compensation for Welltower’s other executive officers.

Welltower’s compensation policies and programs are designed to implement the philosophy described above. The Compensation Committee has employed a number of measures in an effort to drive performance and align executive and shareholder interests.

What Welltower Does	What Welltower Doesn’t Do

   Pays for performance. A significant portion of executive pay is not guaranteed, but rather is at-risk and tied to key financial and value-creation metrics that are disclosed to shareholders. Welltower’s performance awards are earned by achieving certain performance hurdles.

   Balances short and long-term incentives. The incentive programs provide an appropriate balance of annual and longer-term incentives.

   Caps award payouts. Amounts or shares that can be earned under the annual incentive program and long-term incentive program are capped. No guaranteed minimum amounts or awards are provided.

   Maintains stock ownership guidelines. The CEO and other executive officers must own shares with a fair market value of six times base salary and three times base salary, respectively. The non-employee directors must own shares with a fair market value of five times the annual cash retainer.

   Provides enhanced change in control protections only after double-trigger. The CEO’s employment agreement includes “double trigger” severance provisions requiring both a change in control and a subsequent qualifying termination of employment.

   Utilizes an independent compensation consulting firm. The Compensation Committee has engaged an independent compensation consulting firm that specializes in the real estate investment trust (“REIT”) industry.

   Maintains a clawback policy. The clawback policy allows Welltower to require repayment of incentive compensation paid or awarded to officers based on financial results that were subsequently part of a financial restatement due to material non-compliance with financial reporting requirements if the misconduct of such officers contributed to such non-compliance or in the event that an officer materially violates a Welltower policy or takes any action or omission that results in material financial or reputational harm to Welltower.

   Conducts a risk assessment. The Compensation Committee annually conducts a compensation risk assessment to determine whether the compensation policies and practices, or components thereof, create risks that are reasonably likely to have a material adverse effect on Welltower.

   Guarantee salary increases, bonuses or equity grants. Welltower does not guarantee annual salary increases or bonuses to anyone. It currently has no guaranteed commitments to grant any equity-based awards.

   Provide excise tax gross-up payments. Welltower does not have any employment agreements that include excise tax gross-up payments and does not intend to enter into agreements that provide for such payments in the future.

   Reprice options. Since its initial public offering in 1978, Welltower has not repriced or otherwise reduced the per-share exercise price of any outstanding stock options. Repricing of stock options without shareholder approval is not permitted under the 2016 Long-Term Incentive Plan.

   Pledging or hedging. Welltower’s directors and executive officers are prohibited from entering into hedging or monetization transactions with respect to Welltower’s securities and from holding Welltower’s securities in margin accounts or otherwise pledging such securities as collateral for loans.

   Dividends or dividend equivalents on unearned performance shares. Performance share award agreements do not provide for the payment of dividends until the underlying shares are earned.

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Executive Compensation—CD&A

ROLE OF THE COMPENSATION CONSULTANT

The Compensation Committee has engaged FPL Associates (“FPL”) as its independent compensation consultant to advise the Committee on compensation program design, the components of Welltower’s executive compensation programs and the amounts Welltower should pay its executive officers.

FPL performs no services for management unless requested by and on behalf of the Chair of the Compensation Committee. The consultant generally attends meetings of the Compensation Committee, and the Chair of the Compensation Committee frequently interacts with the consultant between meetings to define the nature of work to be conducted, review materials to be presented at meetings and obtain the consultant’s opinion and perspective on proposals prepared by management.

During 2018, FPL performed the following specific services:

•	Re-evaluated the peer group;
•	Conducted a comprehensive review of executive compensation;
•	Performed a risk assessment of Welltower’s compensation programs; and
•	Kept the Compensation Committee apprised throughout the year on key legislative developments impacting compensation and emerging best practices.

As part of the process of assessing the effectiveness of Welltower’s compensation programs and assisting with implementation, the consultant also interacts with members of management. The consultant’s primary contact with management is the Senior Vice President - Human Capital. The independence of FPL was assessed by the Compensation Committee, most recently in early 2019, and no conflicts of interest were found.

INPUT OF EXECUTIVE OFFICERS ON COMPENSATION

The Compensation Committee receives input from certain officers on a variety of issues related to compensation.

•

Welltower’s Chief Executive Officer considers the performance of each other NEO and makes recommendations to the Compensation Committee regarding each other NEO’s individual performance score associated with the annual cash bonus program, and future increases to base salary and incentive compensation opportunities. The Compensation Committee takes these recommendations into consideration when determining earned incentive compensation and when setting compensation levels and opportunities for the coming year.

•

Each year, management establishes an annual plan for the Board’s review, which includes financial budgets and key strategic objectives for Welltower. The Compensation Committee has designed the compensation programs to encompass key financial and strategic objectives included in the annual plan.

•	Welltower’s Executive Vice President - Chief Financial Officer assists the Compensation Committee in assessing the financial impact of compensation decisions.
•

Welltower’s Senior Vice President - General Counsel & Corporate Secretary and Senior Vice President - Human Capital assist the Compensation Committee in administering the compensation programs, including Welltower’s 2016 Long-Term Incentive Plan as well as the three-year rolling long-term incentive programs, and ensuring that all relevant documentation and disclosures are completed.

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Executive Compensation—CD&A

SHAREHOLDER OUTREACH INITIATIVES

At the 2018 Annual Meeting, approximately 93% of shareholder votes were cast in favor of approval of the compensation paid to the NEOs (commonly referred to as the “Say-on-Pay” proposal). This represents a similar voting result to the 2017 Say-on-Pay proposal (approximately 96% in favor). The Compensation Committee and management were pleased with these results, and continue to engage with shareholders as part of their continuing efforts to refine and enhance the executive compensation program.

In 2018, members of senior management conducted over 300 meetings with investors and analysts to discuss a number of topics, including, but not limited to, financial results, Welltower strategy, objectives and performance, compensation metrics, corporate governance initiatives and industry trends. During 2018, Welltower adopted proxy access in light of input received from its shareholders. In December 2018, Welltower hosted its 2018 Investor Day at which over 300 shareholders, investors, analysts, and other stakeholders attended in person or participated online. At the 2018 Investor Day, the Chief Executive Officer and other members of senior management discussed, among other things, Welltower’s performance in 2018 and provided a financial review and outlook for 2019.

The Compensation Committee considered the opinions provided during shareholder and investor meetings during the past few years and feedback it received from proxy advisory firms in its assessment of the 2018 compensation program. Investors have been pleased with Welltower’s continuing efforts to enhance the connection between pay and performance and the Compensation Committee did not make any specific changes to Welltower’s 2018 executive compensation program as a result of the 2018 Say-on-Pay vote or these outreach efforts.

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Executive Compensation—CD&A

COMPENSATION PEER GROUP

As part of its annual review, the Compensation Committee conducts a comprehensive evaluation of the executive compensation programs relative to a relevant peer group of comparable REITs. The competitive review is one of the compensation elements the Compensation Committee takes into account in making compensation decisions. Along with Welltower’s performance, the Compensation Committee also considers the experience, tenure and past performance of each of the executive officers.

Across the equity-based public REIT industry, Welltower was the 5th largest REIT measured by enterprise value and the 7th largest REIT measured by market capitalization as of December 31, 2018, and Welltower is included in the S&P 500 Index. As illustrated below, the peer group was selected because its members are similar in size to Welltower, share a similar business model, geographic footprint, regulatory environment and/or competitive dynamics. The peer group represents the industries with which Welltower currently competes for executive talent, and also includes its principal business competitors. The Compensation Committee periodically considers the composition of the peer group and revised the peer group in late 2018, after establishing 2018 compensation levels, to remove General Growth Properties, Inc. following its acquisition by Brookfield Property Partners L.P.

Peer	Industry	Market Capitalization
American Tower Corp.	Specialty	$69.7 billion
Simon Property Group, Inc.	Regional Mall	$52.0 billion
Prologis, Inc.	Industrial	$37.0 billion
Public Storage	Self-Storage	$35.3 billion
Equinix	Specialty	$28.3 billion
Welltower Inc.	Health Care	$26.1 billion
Equity Residential	Multi-Family	$24.3 billion
AvalonBay Communities, Inc.	Multi-Family	$24.1 billion
Ventas, Inc.	Health Care	$21.0 billion
Boston Properties, Inc.	Office	$17.4 billion
HCP, Inc.	Health Care	$13.3 billion
Vornado Realty Trust	Diversified	$11.8 billion

Source:	S&P Global, data as of December 31, 2018.

Enterprise Value vs. Peer Group

Source:	S&P Global, data as of December 31, 2018.

The Compensation Committee believes that market data plays an important role in the design and implementation of optimal compensation programs. FPL and the Compensation Committee consider multiple factors and types of internal and external data in making both individual and plan-level compensation decisions. The benchmarking data provides an important reference point when evaluating whether pay levels are appropriate, however, it is a single point of reference and one of several factors utilized when ultimately making pay decisions. Although the Compensation Committee does not precisely benchmark to a specific market percentile, the market median is typically an initial focus and point of reference.

Findings from the peer group review indicated that Mr. DeRosa’s 2018 total target remuneration (sum of base salary, target cash bonus and target equity awards) ranked at approximately the 60th percentile among the CEOs in the peer group.

The Compensation Committee will continue to evaluate and adjust target compensation and corresponding incentive opportunity levels over time to make sure Welltower’s compensation programs are competitive and consistent with its compensation philosophy.

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Executive Compensation—CD&A

COMPENSATION ELEMENTS AND RESULTS

The Compensation Committee has adopted a compensation program that meets Welltower’s goals of aligning executive and shareholder interests and incentivizing Welltower’s executives. The allocation of the elements of the compensation program—base salary, annual cash incentives and long-term equity incentives—helps Welltower to retain, motivate and reward the NEOs and other executives and, at the same time, emphasizes performance-based compensation. The charts below illustrate the NEO’s base salary, annual cash incentives (at target) and long-term equity incentives (at target) as a percent of total target compensation for 2018. A total of 72% of Welltower’s CEO’s compensation is performance-based and, on average, 66% of Welltower’s other NEO’s total target compensation is performance-based.

CEO	Average of Other NEOs

The Compensation Committee has continued to evaluate the compensation of Mr. DeRosa during his tenure as CEO. His target compensation started as the lowest among the CEOs in the peer group. Since that time, Mr. DeRosa has proven to be a very effective leader and the Compensation Committee has rewarded him for his accomplishments by gradually increasing his base salary and overall target remuneration over time. The goal is to maintain his compensation at a competitive level with his peers with substantially-similar roles and responsibilities. This goal is being accomplished while remaining committed to “best practices” with respect to Mr. DeRosa’s employment agreement, which includes:

•	No automatic renewal features
•	No cash severance payable upon expiration of the employment agreement
•	No guaranteed salary or bonus payments
•	No excise tax gross-ups
•	Double-trigger required for severance and acceleration of equity awards in connection with a change in control

Base Salary

Base salaries are established at levels that will attract and retain talented executives. To that end, base salaries are generally targeted to approximate the market median, but may deviate from this competitive position based on the scope of the individual’s role in the organization, the individual’s experience in the current position, and individual performance. Base salaries are reviewed annually and may be adjusted to better match market competitive levels and/or to recognize an individual’s growth and development. Base salaries for the NEOs were as follows:

Executive	2017 Annual Salary		2018 Annual Salary		% Increase

Thomas J. DeRosa	$1,000,000		$1,100,000	(1)	10%

John A. Goodey	600,000	(2)	600,000	(3)	0%

Mercedes T. Kerr	484,500		484,500		0%

Shankh Mitra	425,000		700,000	(4)	65%

Matthew G. McQueen	370,000		450,000	(5)	22%

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(1)

On January 1, 2018, Mr. DeRosa’s base salary was increased from $1,000,000 to $1,100,000 in recognition of his individual performance and in connection with Welltower’s ongoing efforts to more closely align his remuneration with his peers with substantially-similar roles and responsibilities.

(2)

On October 3, 2017, Mr. Goodey was appointed to serve as Executive Vice President - Chief Financial Officer. In connection with this promotion, Mr. Goodey’s salary was increased from $363,895 to $600,000. Mr. Goodey received a blended base salary in the amount of $454,457 in 2017, which was converted from GBP to USD as of October 3, 2017 at a rate of 1.3278.

(3)

Mr. Goodey’s base salary was paid (a) in GBP from January 1, 2018 to October 31, 2018 in the amount of $476,650, which was converted from GBP to USD as of December 31, 2018 at a rate of 1.2760 and (b) in USD from November 1, 2018 to December 31, 2018 in the amount of $100,000. Mr. Goodey received a blended base salary in the amount of $576,650 in 2018.

(4)

On August 7, 2018, Mr. Mitra was appointed to serve as Executive Vice President - Chief Investment Officer. In connection with this promotion and the accompanying significant increase in responsibilities, Mr. Mitra’s base salary was increased from $425,000 to $700,000, which was made effective as of January 1, 2018.

(5)

On January 1, 2018, Mr. McQueen’s base salary was increased from $370,000 to $385,000, in recognition of his individual performance and, on August 1, 2018, Mr. McQueen’s base salary was increased from $385,000 to $450,000, in connection with Welltower’s efforts to more closely align his remuneration with his peers with substantially-similar roles and responsibilities. Mr. McQueen received a blended base salary in the amount of $412,083 in 2018.

Annual Incentives

Annual incentives reward the executives for achieving certain performance objectives tied to Welltower’s annual business plan, as well as achieving individual performance objectives. Under this program, a range of earnings opportunities is established for each executive at the beginning of the performance period, expressed as percentages of base salary and corresponding to three levels of performance (threshold, target and high) on four different performance metrics or categories.

The rigorous corporate performance measures and weightings set by the Compensation Committee for 2018 under the annual incentive program are described below. For 2018, the Compensation Committee eliminated two performance metrics included in the 2017 annual incentive program, Adjusted Fixed Charge Coverage and Cash NOI of 2016 Operating Acquisitions vs. Underwritten Projections, in light of Welltower’s objectives and strategies for 2018.

Normalized Funds from Operations (FFO) Per Share
2018 Goal Weighting

Why Welltower chose this measure:  FFO is a common non-GAAP measure of earnings performance for REITs because it provides insight into the earnings generated from the real estate platform. FFO means net income attributable to common stockholders, computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of real estate and impairments of depreciable assets, plus real estate depreciation and amortization, and after adjustments for unconsolidated entities and non-controlling interests. Normalized FFO for 2018 represents FFO adjusted for net gains (or losses) on derivatives and financial instruments and extinguishments of debt, incremental stock-based compensation, certain other expenses or income and normalizing items relating to unconsolidated/non-controlling interests. This measure is included in the compensation program because it is the measure most commonly used by analysts to assess the performance of REITs. If Welltower achieves a level of normalized FFO per share as a result of inappropriate amounts of leverage, the Compensation Committee may determine that bonuses should not be paid for this goal.

How the Compensation Committee set the 2018 goal:  In Welltower’s 2018 initial public guidance, it projected normalized FFO in a range of $3.95 to $4.05 per diluted share. Target performance was set at $4.00 or the midpoint of the initial guidance range. The range of $0.10 around target results in a threshold of $3.90 and a high of $4.10. The high score was set at $0.05 above the high end of initial public guidance. High performance would only be achieved if Welltower significantly exceeded the high end of such guidance.

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Executive Compensation—CD&A

Same Store NOI Growth
2018 Goal Weighting

Why Welltower chose this measure:  Net operating income (“NOI”) is used to evaluate the operating performance of Welltower’s properties. NOI means total revenues, including tenant reimbursements, less property operating expenses, which represent costs associated with managing, maintaining and servicing tenants for Welltower’s seniors housing operating and outpatient medical properties. Same store NOI (“SSNOI”) is used to evaluate the operating performance of Welltower’s properties using a consistent population which controls for changes in the composition of the portfolio. For purposes of SSNOI, same store is generally defined as those revenue-generating properties in the portfolio for the relevant year-over-year reporting periods. Land parcels, loans, sub-leases and any major capital restructurings as well as any properties acquired, developed/redeveloped, transitioned, (except triple-net properties to seniors housing operating properties with the same operator) sold or classified as held for sale during those periods are excluded from the same store amounts.

SSNOI represents NOI for same store properties adjusted for elimination of non-cash NOI, adjustments to translate Canadian properties at a USD/CAD rate of 1.25 and U.K. properties at a GBP/USD rate of 1.35, adjustments to reflect consistent ownership percentages, and other adjustments as disclosed in Welltower’s quarterly financial supplements.

How the Compensation Committee set the 2018 goal:  In Welltower’s 2018 initial public guidance, it projected blended SSNOI growth in a range of 1.0% to 2.0%. The Compensation Committee set target performance at 1.5%, the midpoint of the initial guidance. Threshold was set at 0.5% less than the low end of the range and high was set at 0.5% over the high end of the range.

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Executive Compensation—CD&A

General and Administrative Expense Controls
2018 Goal Weighting

Why Welltower chose this measure:  Welltower believes it is appropriate to maintain corporate overhead spending objectives. This measure is included in the program to emphasize the importance of driving value for shareholders in the most efficient ways and at the lowest expense. 2018 included investments in technology and human capital that will drive effectiveness and growth for Welltower in the future.

How the Compensation Committee set the 2018 goal:  For this measure, the Compensation Committee set target at $128 million, which was $2 million below initial public guidance, showing commitment to driving effectiveness and cost savings through the performance period. Threshold was set at $5 million above target and high was set at $4 million below target.

(1)

Welltower reported general and administrative expenses of $126.4 million in its Annual Report on Form 10-K for the year ended December 31, 2018 and used general and administrative expenses of $122.8 million for purposes of considering annual incentives. The difference between these amounts is related to an incremental long-term incentive compensation expense recognized in the first quarter of 2018.

Individual Performance
2018 Goal Each of the NEOs is evaluated against a set of individual strategic goals. Weighting

Why Welltower chose this measure:  Welltower tailors individual goals to the roles and responsibilities of each NEO, including, among other things, the implementation and execution of targeted investment strategies, communication with investors, effective capital raising and promotion in the capital markets and participation in succession planning for management. Individual goals allow the Compensation Committee to evaluate the performance of each executive and the business segments or functions that an executive leads. An important component of this metric is whether the executive achieves business results in a manner that is consistent with corporate strategic plans and objectives.

How the Compensation Committee set the 2018 goals:  The Compensation Committee established individual goals based on Welltower’s key strategic objectives for 2018 (and, as applicable, objectives for business segments or functions for which the executive is primarily responsible), as well as personal initiatives for 2018 for each executive that the Compensation Committee deemed were important.

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Executive Compensation—CD&A

2018 Individual Performance

Mr. DeRosa

•   Actively championed with investors, health care leaders, partners, prospective partners and other key influencers Welltower’s strategy of providing real estate settings that promote wellness for an aging population and partnering with health systems to lower health care costs and improve outcomes.

•   Delivered strong financial results and extraordinary accretive investment growth in a challenging operating environment by completing more than $4 billion in gross investments, $290 million in developments and $1.8 billion in dispositions and delivering an annual total shareholder return of 15.3%.

•   Oversaw significant capital-raising efforts, including the issuance of $1.9 billion of senior unsecured notes and $795 million in equity.

•   Positioned Welltower as a thought leader and agent of change for health care delivery and the aging population by:

•   serving as a Governor of the World Economic Forum;

•   speaking at major conferences with leaders of other S&P 500 companies, academic institutions and institutional investors;

•   changing Welltower’s NYSE ticker symbol to “WELL” and utilizing the NYSE bell-ringing event to highlight Welltower’s strategy and to donate $250,000 to organizations delivering and improving wellness and access to care for seniors;

•   launching The Welltower Report, which focuses on trends and insights within the dynamic health care real estate industry; and

•   issuing The Development of the National Assisted Living Quality of Care Framework for Assisted Living Care, which was commissioned by Welltower and led by Johns Hopkins University School of Medicine.

•   Oversaw the acquisition of Quality Care Properties Inc. (“QCP”) and the partnership with ProMedica Health System (“ProMedica”) in the joint venture acquisition of QCP’s real estate assets relating to HCR ManorCare, Inc.’s (“ManorCare”) business. This acquisition created the largest health-system owned post-acute provider network and private pay seniors housing operator in the United States.

•   Created a framework for working with academic and not-for-profit health care institutions, which resulted in opportunities for growth in Welltower’s strategic real estate footprint.

•   Substantially completed Welltower’s multi-year and multi-billion dollar portfolio repositioning plan, which puts Welltower on the path to earnings and cash flow growth.

•   Continued to diversify Welltower’s shareholder base, including, notably, the Qatar Investment Authority’s investment of $300 million.

•   Championed diversity at all levels of the organization, including at the Board level where he recruited two national health care executives, Dr. DeSalvo and Ms. Spisso. 55% of Welltower’s independent directors are now women or individuals from minority groups, which positioned Welltower as one of the top ranking S&P 500 companies with respect to board diversity. Additionally in 2018, 45% of Welltower’s new hires for revenue-generating roles were women. Welltower was also recognized as one of the top 15 companies in Ohio for diversity and inclusion by the National Diversity Council of Ohio.

•   Directed Welltower’s issuing of its Human Rights Statement.

•   Signed the UN Women’s Empowerment Principles and joined the CEO Action for Diversity and Inclusion.

•   Recognized for leadership in sustainability, including the prestigious Dow Jones Sustainability World Index and Dow Jones Sustainability North America Index. Notably, Welltower is one of only two U.S. -based REITs, and the only healthcare REIT, to be included in the Dow Jones Sustainability World Index.

Mr. Goodey

•   Led Welltower’s Corporate Finance team, which was responsible for executing $1.9 billion of senior unsecured notes offerings and raising $795 million in equity, and played an important role in delivering a calendar year annual total shareholder return of 15.3%.

•   Refinanced Welltower’s $3.0 billion credit facility with a consortium of 31 regional, national and international banks.

•   Provided strategic leadership to Welltower’s accounting and tax functions, including initiating enhancements in talent, technology and core processes.

•   Oversaw restructuring of Welltower’s purchasing and accounts payable models and processes.

•   Supported and oversaw UK and Canadian business operations and assisted in transitioning leadership of international team.

•   Partnered with CEO and Executive Vice President - Chief Investment Officer to diversify shareholder base.

•   Managed adjusted corporate general and administrative expenses to approximately $123 million in 2018, which maintains significant reductions from the prior two years.

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Executive Compensation—CD&A

Ms. Kerr

•   Partnered with CEO, Executive Vice President - Chief Investment Officer and other senior leaders to identify, build, manage and reposition relationships with health systems, seniors housing operators, real estate developers and financial institutions to optimize operating performance and grow Welltower’s high-quality health care property portfolio, which resulted in more than $4 billion in gross investments and $290 million in developments.

•   Led the optimization of the outpatient medical business, including the strategic hire of Keith Konkoli as Senior Vice
President - Real Estate Services, positioning the platform for growth.

•   Represented Welltower’s interest by serving on the Boards of Sunrise Senior Living and Silverado.

•   Represented Welltower on the Executive Committee of the American Seniors Housing Association, the Board of Directors of NIC, the Board of Counselors of the University of Southern California’s Davis School of Gerontology and the Board of the California Assisted Living Association (CALA).

Mr. Mitra

•   Actively championed with investors, health care leaders, partners, prospective partners and other key influencers Welltower’s strategy of providing real estate settings that promote wellness for an aging population and partnering with health systems to lower health care costs and improve outcomes.

•   Delivered strong financial results and extraordinary accretive investment growth in a challenging operating environment by completing more than $4 billion in gross investments, $290 million in developments and $1.8 billion in dispositions and delivering an annual total shareholder return of 15.3%.

•   Oversaw significant capital-raising efforts, including the issuance of $1.9 billion of senior unsecured notes and $795 million in equity.

•   Oversaw the acquisition of QCP and the partnership with ProMedica in the joint venture acquisition of QCP’s real estate assets relating to the business of ManorCare. This acquisition created the largest health-system owned post-acute provider network and private pay seniors housing operator in the United States.

•   Led the repositioning of Welltower’s portfolio.

•   Partnered with CEO and the Executive Vice President - Chief Financial Officer to further diversify shareholder base, including, notably, the Qatar Investment Authority’s investment of $300 million.

•   Led the data science and predictive analytics efforts to optimize the capital allocation process.

•   Transitioned seamlessly into the Executive Vice President - Chief Investment Officer role.

Mr. McQueen

•   Led Welltower’s legal, compliance, risk management and internal audit teams, which provided oversight on legal matters, compliance practices and risk management.

•   Partnered with leaders across the organization to balance legal risks and business opportunities to optimize Welltower’s financial performance, drive consistency and protect its infrastructure.

•   Led negotiations related to the acquisition of QCP and the partnership with ProMedica in the joint venture acquisition of QCP’s real estate assets relating to the business of ManorCare. This acquisition created the largest health-system owned post-acute provider network and private pay seniors housing operator in the United States.

•   Provided leadership to advance work in corporate governance, board procedures and financial reporting.

•   Provided guidance on the recruitment of two new board members, Dr. DeSalvo and Ms. Spisso, increasing Board diversity.

•   Supported Welltower’s portfolio repositioning plan.

•   Partnered with the Executive Vice President - Chief Investment Officer and Executive Vice President - Chief Financial Officer to diversify the shareholder base and assist in significant capital raising efforts.

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Executive Compensation—CD&A

Annual Incentive Payments

The table below illustrates each executive’s total annual incentive earnings opportunity, taking into consideration both corporate and individual performance, under the annual incentive program, and the actual bonuses for 2018 performance that were approved at the Compensation Committee’s February 7, 2019 meeting. For individual performance results, please refer to pages 38-39.

	2018 Annual Incentive Opportunity (as a % of Base Salary)			2018 Bonus Earned
	Threshold	Target	High	% of Target	Amount
Thomas J. DeRosa	100%	200%	400%	160%	$3,520,000
John A. Goodey	75%	150%	300%	131%	1,175,063
Mercedes T. Kerr	75%	150%	300%	114%	828,495
Shankh Mitra	87.5%	175%	350%	159%	1,944,688
Matthew G. McQueen	37.5%	75%	150%	155%	479,046

LONG-TERM EQUITY INCENTIVE COMPENSATION

All 2018 equity awards were granted in the form of restricted stock or restricted stock units (“RSUs”) and performance stock units (“PSUs”). Welltower has not awarded stock options since 2012.

2018-2020 LONG-TERM INCENTIVE PROGRAM

The NEOs received long-term equity incentive awards under the 2018-2020 Long-Term Incentive Program (“2018-2020 LTIP”). Awards are subject to the achievement of performance metrics and vesting criteria established by the Compensation Committee at the beginning of the performance period. A total of 75% of the 2018-2020 LTIP award was granted in the form of performance-based PSUs, with 56.25% of this grant subject to Welltower’s relative total shareholder return (“TSR”) ranking for the 3-year forward-looking performance period ending December 31, 2020 (“TSR-Based LTIP”) (with 37.5% of the award measured against the NAREIT Health Care Index (the “NAREIT Index”) and 18.75% of the award measured against the Morgan Stanley (MSCI) US REIT Index (the “MSCI REIT Index”)). The Compensation Committee selected a relative TSR performance metric as the basis for Welltower’s performance-based LTIP awards because it allows shareholders to evaluate Welltower’s performance in comparison to its peers, as selected by two independent, widely-used REIT indexes. It also mitigates the impact of broad market trends that are not reflective of Welltower’s actual performance. The remaining 18.75% of the 2018-2020 LTIP performance-based PSU award is subject to Welltower’s performance against the (Net Debt + Preferred)/Adjusted EBITDA metric. This measure is included in the program to emphasize the importance of Welltower’s balance sheet and leverage strategy. The Compensation Committee believes it is important that Welltower does not compromise the strength of its balance sheet to grow other areas of the business. For this measure, the Compensation Committee set the target in line with Welltower’s strategic goal. The remaining 25% of the 2018-2020 LTIP award was granted in the form of time-based RSUs that vest over four years beginning on January 15, 2019. The Compensation Committee believes that the retentive LTIP awards in the form of time-based RSUs that vest over time independent of TSR promotes the retention of Welltower’s talented management team, while still incentivizing a focus on long-term results because the ultimate value of the RSUs is tied to Welltower’s stock price.

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Executive Compensation—CD&A

2018-2020 LTIP AWARD OPPORTUNITIES

The Compensation Committee, in consultation with FPL, approved target 2018-2020 LTIP opportunities for the NEOs in February 2018, as set forth in the table below. The award opportunities were approved by the Compensation Committee based on its assessment of compensation data for peers with substantially-similar roles and responsibilities provided by FPL, each NEO’s relative duties and responsibilities, and his or her impact on Welltower’s results. The table below reflects the target values of the 2018-2020 LTIP awards approved by the Compensation Committee. The amounts reflected in the 2018 Grants of Plan Based Awards differ from the amounts below with respect to retentive LTIP awards due to rounding to the nearest whole share, and with respect to the TSR-Based LTIP awards, due to calculating the grant date fair value based on a Monte Carlo valuation model in accordance with FASB ASC Topic 718.

Name	TSR vs NAREIT Index	TSR vs MSCI Index	Net Debt & Preferred/EBITDA Ratio	Retentive LTIP	Total Opportunity
Thomas J. DeRosa	$3,075,000	$1,537,500	$1,537,500	$2,050,000	$8,200,000
John A. Goodey	646,875	323,438	323,437	431,250	1,725,000
Mercedes T. Kerr	665,625	332,813	332,812	443,750	1,775,000
Shankh Mitra	562,500	281,250	281,250	375,000	1,500,000
Matthew G. McQueen	225,000	112,500	112,500	150,000	600,000

With respect to the performance-based LTIP awards, reaching the threshold, target, or high achievement levels would result in a payout of 50%, 100% or 200%, respectively, of the target award opportunity for CEO and 50%, 100% or 150% for the other NEOs. Payout amounts between levels are interpolated. No value is paid for metrics with outcomes below the threshold achievement levels.

STATUS OF LTIP AWARD PROGRAMS

The graphic below summarizes the performance periods and outcome, or projected outcome, of Welltower’s TSR-based LTIP awards granted in 2015, 2016, 2017, and 2018.

TSR-BASED LTIP AWARD STATUS THROUGH DECEMBER 31, 2018

(1)

The performance period for these awards remains open and the payout percentage for these awards has not been determined. Welltower makes no prediction as to the future performance of Welltower’s stock.

The performance periods for the 2015-2017 LTIP, 2016-2018 LTIP, and 2017-2018 transition LTIP awards have been completed.

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Executive Compensation—CD&A

2017-2018 Long-Term Incentive Program | Transition Plan

In connection with the transition of Mr. Goodey, Ms. Kerr, Mr. Mitra and Mr. McQueen to executive officers (and the corresponding transition from equity compensation based on completed performance to equity compensation based on future performance), the Compensation Committee implemented a transition long-term incentive plan for these executives. This two-year forward looking program covers the two-year period ended December 31, 2018. The Compensation Committee established goals in early 2017 for the three measures described below (with the percentage weightings indicated) based on Welltower’s internal projections for the two years ended December 31, 2018. The components of the two-year program were consistent with Welltower’s long-term strategic objectives.

Total Shareholder Return vs. NAREIT Health Care Index

Goal Weighting 50%

Why Welltower chose this measure: Total shareholder return relative to the companies included in the NAREIT Health Care Index, which includes Welltower’s primary competitors, allows for a meaningful comparison of Welltower’s performance relative to other companies in its industry. Welltower has used this index or similar indices since 2002 to measure its performance.

How the Compensation Committee set the goal: Since 2002, Welltower has set target performance at the average annual total shareholder return of the relative index. Likewise, since 2002, threshold performance has been set at 4.0% below the relative index and high performance set at 4.0% above the index return. Performance between these levels is interpolated.

Total Shareholder Return vs. Morgan Stanley (MSCI) US REIT Index

Goal Weighting 30%

Why Welltower chose this measure: Total shareholder return relative to all REITs included in the MSCI US REIT Index measures performance relative to other real estate sectors that compete for investment capital. This allows Welltower to reward executives for performance beyond market driven results. Welltower has used this index or similar indices since 2002 to measure its performance.

How the Compensation Committee set the goal: Since 2002, Welltower has set target performance at the average annual total shareholder return of the relative index. Likewise, since 2002, threshold performance has been set at 4.0% below the relative index and high performance set at 4.0% above the index return. Performance between these levels is interpolated.

Absolute Total Shareholder Return

Goal Weighting 20%

Why Welltower chose this measure: This metric was created in response to shareholder concerns that if a company outperforms its peers in a negative total return market, executives should not receive maximum payouts. Total shareholder return is a direct measure of the value created for investors. Welltower includes an absolute return measure to reflect the fact that shareholders expect positive returns through all market cycles. This metric allows for some control in compensation if Welltower outperforms its peers in a down market.

How the Compensation Committee set the goal: For this measure, the Compensation Committee, consistent with feedback from shareholders, believes it is appropriate for executives not to be compensated unless Welltower’s compounded annual total shareholder return is 4.0%. In addition, target performance was set at 8.0% and high performance was set at 12.0%. Performance between these levels is interpolated.

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Executive Compensation—CD&A

2017-2018 Long-Term Incentive Program Payouts

Grants detailed below are not included in the 2018 portion of the “Summary Compensation Table” because the grant-date fair value was included in the Summary Compensation Table for the proxy statement filed in 2018 reporting 2017 compensation. The table below outlines the long-term incentive earnings opportunities for this program and the payouts that were actually approved, based on Welltower’s performance over the two-year performance period, at the Compensation Committee’s February 7, 2019 meeting.

	2017-2018 Long-Term Incentive Program Opportunities(1) (in shares)
	Threshold (#)	Target (#)	High (#)	Value of Earned Award		Restricted Shares	DER Accrual Payout
John A. Goodey	1,983	3,964	5,947	$443,192	(2)	5,752	$20,014	(3)
Mercedes T. Kerr	5,862	11,723	17,585	1,310,775	(2)	17,012	59,207	(3)
Shankh Mitra	1,983	3,964	5,947	443,192	(2)	5,752	20,014	(3)
Matthew G. McQueen	1,487	2,973	4,460	332,317	(2)	4,313	15,012	(3)

(1)	Mr. DeRosa was not a participant in the transitional 2017-2018 Long-Term Incentive Program.

(2)

Value reported is based on a per share closing price of $77.05 on February 7, 2019, the date of committee certification of the earned award. One-half of the shares issued in settlement of the award vested as of the date of committee certification, February 7, 2019, and the remaining one-half will vest on December 31, 2019.

(3)	Represents accrued dividend equivalent right (“DER”) payments for the shares earned under the 2017-2018 Long-Term Incentive Program that were paid on February 14, 2019.

2016-2018 Long-Term Incentive Program

This three-year forward looking program covers the three-year period that ended December 31, 2018. The Compensation Committee established goals in early 2016 for the five measures described below (with the percentage weightings indicated) based on Welltower’s internal projections for the three years ending December 31, 2018. The components of the three-year program are consistent with Welltower’s long-term strategic objectives.

Total Shareholder Return vs. NAREIT Health Care Index

Goal Weighting 35%

Why Welltower chose this measure: Total shareholder return relative to the companies included in the NAREIT Health Care Index, which includes Welltower’s primary competitors, allows for a meaningful comparison of Welltower’s performance relative to other companies in its industry. Welltower has used this index or similar indices since 2002 to measure its performance.

How the Compensation Committee set the goal: Since 2002, Welltower has set target performance at the average annual total shareholder return of the relative index. Likewise, since 2002, threshold performance has been set at 4.0% below the relative index and high performance set at 4.0% above the index return. Performance between these levels is interpolated.

Notice of Annual Meeting of Shareholders and 2019 Proxy Statement |	43

Executive Compensation—CD&A

Total Shareholder Return vs. Morgan Stanley (MSCI) US REIT Index

Goal Weighting 15%

Why Welltower chose this measure: Total shareholder return relative to all REITs included in the MSCI US REIT Index measures performance relative to other real estate sectors that compete for investment capital. This allows Welltower to reward executives for performance beyond market driven results. Welltower has used this index or similar indices since 2002 to measure its performance.

How the Compensation Committee set the goal: Since 2002, Welltower has set target performance at the average annual total shareholder return of the relative index. Likewise, since 2002, threshold performance has been set at 4.0% below the relative index and high performance set at 4.0% above the index return. Performance between these levels is interpolated.

Absolute Total Shareholder Return

Goal Weighting 15%

Why Welltower chose this measure: This metric was created in response to shareholder concerns that if a company outperforms its peers in a negative total return market, executives should not receive maximum payouts. Total shareholder return is a direct measure of the value created for investors. Welltower includes an absolute return measure to reflect the fact that shareholders expect positive returns through all market cycles. This metric allows for some control in compensation if Welltower outperforms its peers in a down market.

How the Compensation Committee set the goal: For this measure, the Compensation Committee, consistent with feedback from shareholders, believes it is appropriate for executives not to be compensated unless Welltower’s compounded annual total shareholder return is 5.0%, which is the same level used in the 2013, 2014 and 2015 long-term incentive plans. In addition, target performance was set at 8.0%, high performance was set at 11.0% and extraordinary performance was set at 14.0%. Performance between these levels is interpolated.

Adjusted Fixed Charge Coverage

Goal Weighting 20%

Why Welltower chose this measure: This measure is included in the program to emphasize the importance of Welltower’s balance sheet and leverage strategy. The Compensation Committee believes it is important that Welltower does not sacrifice its balance sheet to grow in other areas of the business. Adjusted fixed charge coverage is a ratio of fixed charges to Adjusted EBITDA. EBITDA stands for earnings (net income per income statement) before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA excludes unconsolidated entities and includes adjustments for stock-based compensation expense, provision for loan losses, gains/losses on extinguishment of debt, transaction costs, gains/losses/impairments on properties, gains/losses on derivatives and financial instruments, other expenses, and additional other income. Fixed charges include total interest (excluding capitalized interest and non-cash interest expenses), secured debt principal amortization and preferred dividends.

How the Compensation Committee set the goal: For this measure, the Compensation Committee set target in line with Welltower’s long-term strategic goal. Threshold is 2.5x, high is 3.5x and extraordinary is 4.0x.

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Executive Compensation—CD&A

Private Pay

Goal Weighting 15%

Why Welltower chose this measure: Welltower measures the percentage of the portfolio’s revenue that is derived from non-government payment sources. This includes lease payments from residential seniors housing and lease payments from medical office tenants. Private payment sources mitigate risk associated with government reimbursement, and thus is a relevant metric to indicate the quality of Welltower’s cash flow.

How the Compensation Committee set the goal: For this measure, the Compensation Committee set target in line with Welltower’s long-term strategic goal. Threshold is 90%, target is 91.5%, high is 93% and extraordinary is 94.5%.

2016-2018 Long-Term Incentive Program Payouts

Grants detailed below are not included in the 2018 portion of the “Summary Compensation Table” because the grant-date fair value was included in the Summary Compensation Table for the proxy statement filed in 2017 reporting 2016 compensation. The table below outlines the long-term incentive earnings opportunities for this program and the payouts that were actually approved at the Compensation Committee’s February 7, 2019 meeting.

	2016-2018 Long-Term Incentive Program Opportunities(1) (in shares)
	Threshold (#)	Target (#)	High (#)	Extraordinary (#)	Value of Earned Award		Restricted Shares	DER Accrual Payout
Thomas J. DeRosa	38,446	76,892	144,173	192,230	$8,349,909	(2)	108,370	$1,127,048(3)
Mercedes T. Kerr	17,437	34,874	43,593	52,311	2,793,910	(2)	36,261	377,114(3)

(1)	Mr. Goodey, Mr. Mitra and Mr. McQueen were not participants in the 2016-2018 Long-Term Incentive Program.

(2)

Value reported is based on a per share closing price of $77.05 on February 7, 2019, the date of committee certification of the earned award. One-third of the shares issued in settlement of the award vested as of the date of committee certification, February 7, 2019, one-third will vest on December 31, 2019 and one-third was settled in restricted shares that will vest on December 31, 2020.

(3)	Represents accrued DER payments for shares earned under the 2016-2018 Long-Term Incentive Program that were paid on February 14, 2019.

Benefits and Perquisites

The following summarizes various benefits and perquisites received by the NEOs.

NEOs are eligible to participate in the same benefit programs as all other Welltower employees, including health and dental insurance, group life insurance, short and long-term disability coverage, partial reimbursement of health club/gym membership fees, participation in Welltower’s tax-qualified retirement plan and trust (the “401(k) Plan”) and the Employee Stock Purchase Program (the “ESPP”). In addition, Mr. DeRosa received certain perquisites in 2018 including the following:

•	Automobile allowance-monthly allowance to cover expenses incurred with the lease of an automobile.
•

Medical insurance premiums-includes medical insurance premiums to provide Mr. DeRosa and his family with coverage consistent with his individual health insurance coverage prior to the time that he became the CEO.

•

Travel expenses-Mr. DeRosa occasionally uses the corporate aircraft for personal matters in order to increase his productivity and maximize his time. In addition, Mr. DeRosa’s spouse is invited by Welltower to certain business events and occasionally accompanies Mr. DeRosa.

In 2018, Welltower paid medical insurance premiums on behalf of Mr. Goodey, Ms. Kerr received relocation expenses in connection with her transfer to California and Mr. Goodey received relocation expenses in connection with his transfer to the United States.

The Compensation Committee reviews Welltower’s policies with respect to perquisites on a regular basis. See note 3 to the “Summary Compensation Table” for additional information regarding perquisites, including the dollar values of the perquisites provided by Welltower in 2018.

Notice of Annual Meeting of Shareholders and 2019 Proxy Statement |	45

Executive Compensation—CD&A

Pledging and Hedging

Welltower’s directors and executive officers are prohibited from entering into hedging or monetization transactions with respect to Welltower’s securities and from holding Welltower’s securities in margin accounts or otherwise pledging such securities as collateral for loans.

Clawback Policy

If Welltower is required to prepare a financial restatement due to Welltower’s material non-compliance with any financial reporting requirement and the misconduct of an executive officer or certain other covered officer (each, a “Covered Officer”) contributed (either directly or indirectly) to the non-compliance that resulted in the obligation to restate Welltower’s financial statements, then the Compensation Committee may require the Covered Officer to repay to Welltower that part of the incentive compensation received by or awarded to such Covered Officer during the three-year period preceding the date on which Welltower is required to prepare the financial restatement that the Compensation Committee determines was in excess of the amount that such Covered Officer would or will receive had such incentive compensation been calculated based on the financial results reported in the restated financial statement. In addition, if an action or omission by a Covered Officer (1) constitutes a material violation of Welltower’s Code of Business Conduct & Ethics or other Welltower policy or (2) results in material financial or reputational harm to Welltower, then the Compensation Committee may require the Covered Officer to repay to Welltower incentive compensation received by or awarded to such Covered Officer. The amount and form of the compensation to be recouped is determined by the Compensation Committee in its sole discretion.

Ownership Guidelines

Each executive officer is required to own shares of Welltower’s common stock with a fair market value of at least three times his or her annual base salary (six times for the CEO). Each non-employee director is required to own shares of Welltower’s common stock with a fair market value of at least five times his or her annual cash retainer. Executive officers have five years from their date of hire to achieve the required ownership level and non-employee directors have five years from their date of appointment to achieve the required ownership level.

Tax Deductibility of Executive Compensation

The Compensation Committee has considered the anticipated tax treatment to Welltower regarding the compensation and benefits paid to the NEOs under Section 162(m) of the Code. In general, Section 162(m) places a limit of $1,000,000 on the amount of compensation that may be deducted annually by Welltower with respect to certain “covered employees,” which generally includes all of its current NEOs. Welltower had structured its compensation programs for 2016 and 2017 such that Welltower’s equity-based long-term incentive program awards, were intended to qualify as “performance-based” compensation for purposes of satisfying the conditions of an exemption to this limit on deductibility previously available under Section 162(m). For taxable years beginning after December 31, 2017, the exemption from Section 162(m)’s deduction limit for certain “performance-based” compensation has been repealed for all but certain grandfathered compensation arrangements that were in effect as of November 2, 2017. In addition, the rules and regulations promulgated under Section 162(m) are complicated and subject to change and thus, there can be no assurance that any compensation awarded or paid prior to November 2, 2017 will be fully tax deductible. The Compensation Committee has sought to maintain flexibility in compensating executives, and, as a result, Welltower has not adopted a policy requiring that all compensation be deductible, including compensation intended to qualify as “performance-based” compensation and take advantage of the exemption from Section 162(m)’s deduction limits.

Because Welltower operates in such a manner that it will qualify as a REIT under the Code, and therefore is not subject to federal income taxes to the extent Welltower distributes at least 90% of its REIT taxable income, the loss of this deduction would not be expected to have material adverse consequences for Welltower. If deductibility becomes an issue, the Compensation Committee will consider various alternatives to preserve the deductibility of compensation payments to executive officers and benefits to the extent reasonably practical and to the extent consistent with its other compensation objectives, but the Compensation Committee reserves the right to pay compensation not exempt from these limits where it considers such compensation appropriate.

46 |	Notice of Annual Meeting of Shareholders and 2019 Proxy Statement

Executive Compensation—CD&A

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Compensation Committee recommended to the Board, and the Board has approved, the inclusion of the Compensation Discussion and Analysis in Welltower’s Annual Report on Form 10-K for the year ending December 31, 2018 and this Proxy Statement.

Submitted by the Compensation Committee

Sharon M. Oster, Chair

Kenneth J. Bacon

Timothy J. Naughton

Judith C. Pelham

Notice of Annual Meeting of Shareholders and 2019 Proxy Statement |	47

Executive Compensation

Summary Compensation Table

The table below presents the total compensation of the NEOs for each indicated year.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total Compensation ($)
Thomas J. DeRosa	2018	1,100,000	8,200,007	3,520,000	64,446	12,884,453
Chief Executive Officer	2017	985,801	7,250,000	2,197,563	84,700	10,518,064
	2016	950,000	10,215,363	1,829,950	739,041	13,734,354
John A. Goodey	2018	576,650	1,725,014	1,175,063	134,705	3,611,432
Executive Vice President - Chief Financial Officer(1)	2017	454,457	2,179,099	433,429	34,518	3,101,503
Mercedes T. Kerr	2018	484,500	1,775,037	828,495	46,221	3,134,253
Executive Vice President - Business & Relationship Management	2017	484,500	2,662,500	652,985	346,180	4,146,165
	2016	391,232	2,564,126	920,321	14,958	3,890,637
Shankh Mitra	2018	700,000	2,276,423	1,944,688	13,750	4,934,861
Executive Vice President - Chief Investment Officer(1)	2017	425,000	1,436,011	392,891	359,598	2,613,500
Matthew G. McQueen	2018	412,083	800,045	479,046	13,750	1,704,924
Senior Vice President - General Counsel & Corporate Secretary(1)	2017	370,000	667,160	236,356	13,250	1,286,766

(1)	No compensation information is provided for the years in which Mr. Goodey, Mr. Mitra and Mr. McQueen were not Named Executive Officers.

(2)	Amounts set forth in this column represent the grant-date fair value calculated in accordance with FASB ASC Topic 718.

The amounts for 2018 include the following:

For the Named Executive Officers:

•	the performance-based and time-based awards under the 2018-2020 Long-Term Incentive Program (see below and pages 40-41 for additional information regarding this program).

For Mr. Mitra and Mr. McQueen:

•

the value of restricted stock unit awards ($750,018 for Mr. Mitra and $200,038 for Mr. McQueen) granted in early 2018 for 2017 performance. For more information regarding these awards, see page 50 of Welltower’s Definitive Proxy Statement on Schedule 14A filed with the SEC on March 23, 2018.

The amounts for 2017 include the following:

For the Named Executive Officers:

•	the awards under the 2017-2019 Long-Term Incentive Program (see below and page 41 for additional information regarding this program).

For Mr. Goodey, Ms. Kerr, Mr. Mitra and Mr. McQueen:

•	the awards under the 2017-2018 transition plan (see below and pages 42-43 for additional information regarding this program).

For Mr. Goodey, Mr. Mitra and Mr. McQueen:

•	the value of restricted stock awards ($579,094 for Mr. Goodey, $836,011 for Mr. Mitra and $217,160 for Mr. McQueen) granted in early 2017 for 2016 performance.

For Mr. Goodey:

•	the value of restricted stock awards ($1,000,005) granted on October 3, 2017 in connection with his promotion to Executive Vice President - Chief Financial Officer.

The amounts for 2016 represent the following:

For Mr. DeRosa and Ms. Kerr:

•	the value of restricted stock awards granted in early 2016 for 2015 performance; and

•	the awards under the 2016-2018 Long-Term Incentive Program (see below and pages 43-45 for additional information regarding this program).

For the 2016-2018 program, the values are based upon the probable outcome of the performance conditions as of the grant date for the awards, which were $5,700,000 for Mr. DeRosa and $1,775,000 and for Ms. Kerr. The maximum value of the awards under the 2016-2018 program (determined on the grant date) (assuming that the highest level of performance is achieved) are $14,250,000 for Mr. DeRosa and $2,662,500 for Ms. Kerr.

For the 2017-2019 program, the values are based upon the probable outcome of the performance conditions as of the grant date for the awards, which were $7,250,000 for Mr. DeRosa, $300,000 for Mr. Goodey, $1,775,000 for Ms. Kerr, $300,000 for Mr. Mitra and $225,000 for Mr. McQueen. The maximum value of the awards under the 2017-2019 program (determined on the grant date) (assuming that the highest level of performance is achieved) are $14,500,000 for Mr. DeRosa, $450,000 for Mr. Goodey, $2,662,500 for Ms. Kerr, $450,000 for Mr. Mitra and $337,500 for Mr. McQueen.

For the 2017-2018 transition plan, the values are based upon the probable outcome of the performance conditions as of the grant date for the awards, which were $300,000 for Mr. Goodey, $887,500 for Ms. Kerr, $300,000 for Mr. Mitra and $225,000 for Mr. McQueen. The maximum value of the awards under the 2017-2018 transition plan (determined on the grant date) (assuming that the highest level of performance is achieved) are $450,000 for Mr. Goodey, $1,331,250 for Ms. Kerr, $450,000 for Mr. Mitra and $337,500 for Mr. McQueen.

For the 2018-2020 program, the values for the performance-based awards are based upon the probable outcome of the performance conditions as of the grant date for the awards, which were $6,150,000 for Mr. DeRosa, $1,293,750 for Mr. Goodey, $1,331,250 for Ms. Kerr, $1,125,000 for Mr. Mitra and $450,000 for Mr. McQueen. The maximum value of the performance-based awards under the 2018-2020 program (determined on the grant date) (assuming that the highest level of performance is achieved) are $11,683,130 for Mr. DeRosa, $2,133,479 for Mr. Goodey, $2,195,325 for Ms. Kerr, $1,985,589 for Mr. Mitra and $742,202 for Mr. McQueen. The values of the time-based awards are based upon the share prices on the respective dates of grant and are $2,050,007 for Mr. DeRosa, $431,264 for Mr. Goodey, $443,787 for Ms. Kerr, $401,405 for Mr. Mitra and $150,007 for Mr. McQueen.

48 |	Notice of Annual Meeting of Shareholders and 2019 Proxy Statement

Executive Compensation

For grants of restricted stock units to the Named Executive Officers, the values are based on the share prices on the respective dates of grant (or, if the date of grant was not a trading day, the last trading day prior to the date of grant).

(3)	“All Other Compensation” includes the following:

Name	Welltower Contribution to 401(k) Plan ($)		Relocation Expenses ($)		Travel Expenses ($)(d)	Automobile Allowance ($)(e)	Medical Insurance Premiums ($)(e)	Total ($)
Thomas J. DeRosa	13,750		-		16,026	16,130	18,540	64,446
John A. Goodey	26,335	(a)	105,197	(b)	-	-	3,173	134,705
Mercedes T. Kerr	13,750		32,471	(c)	-	-	-	46,221
Shankh Mitra	13,750		-		-	-	-	13,750
Matthew G. McQueen	13,750		-		-	-	-	13,750

(a)

Represents Welltower’s contributions to the self-invested pension plan available to employees located in the United Kingdom in the amount of $23,835 and Welltower’s contributions to Mr. Goodey’s 401(k) plan account in the amount of $2,500.

(b)	Represents relocation expenses for Mr. Goodey in the amount of $73,502 and an associated tax gross up of $31,695.

(c)	Represents relocation expenses for Ms. Kerr in the amount of $32,471.

(d)

This amount represents the aggregate incremental cost to Welltower for (i) Mr. DeRosa’s personal use of the corporate aircraft and (ii) the cost of certain spousal travel expenses paid by Welltower for Mr. DeRosa.

(e)

See “Compensation Discussion and Analysis—Benefits and Perquisites” for additional information regarding (i) the automobile allowance paid by Welltower on behalf of Mr. DeRosa; and (ii) the medical insurance premiums paid by Welltower on behalf of Mr. DeRosa and Mr. Goodey.

Notice of Annual Meeting of Shareholders and 2019 Proxy Statement |	49

Executive Compensation

2018 Grants of Plan-Based Awards Table

The table below provides information regarding grants of awards to the NEOs under Welltower’s long-term incentive plans.

			Estimated Future Payments Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payments Under Equity Incentive Plan Awards
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	High (#)	Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(7)
Thomas J. DeRosa	—		1,100,000	2,200,000	4,400,000
	2/15/2018	(2)				52,942	105,883	211,766		6,150,000
	2/15/2018	(3)							37,158	2,050,007
John A. Goodey	—		450,000	900,000	1,800,000
	2/15/2018	(2)				12,891	25,780	38,671		1,293,750
	2/15/2018	(3)							7,817	431,264
Mercedes T. Kerr	—		363,375	726,750	1,453,500
	2/15/2018	(2)				13,265	26,527	39,792		1,331,250
	2/15/2018	(3)							8,044	443,787
Shankh Mitra	—		612,500	1,225,000	2,450,000
	8/9/2018	(2)				5,232	10,463	15,695		525,000
	2/15/2018	(2)				5,980	11,957	17,937		600,000
	8/9/2018	(4)							3,173	201,359
	2/8/2018	(5)							13,719	750,018
	2/15/2018	(3)							3,626	200,046
Matthew G. McQueen	—		168,750	337,500	675,000
	2/15/2018	(2)				4,485	8,968	13,453		450,000
	2/8/2018	(6)							3,659	200,038
	2/15/2018	(3)							2,719	150,007

(1)

Represents annual incentive program earnings opportunity for 2018. The actual amount earned by each of the NEOs under the annual incentive program in 2018 was paid in 2019 and is shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)

Represents long-term incentive earnings opportunity for performance under the 2018-2020 Long-Term Incentive Program. The performance measures under this program will be evaluated in early 2021 after the close of the performance period on December 31, 2020. Any performance award earned will be settled in shares following such evaluation (subject to earlier evaluation and vesting in connection with a change in corporate control or a qualified termination of employment). See pages 40-41 for additional information regarding the 2018-2020 program.

(3)

Represents time-based restricted stock units granted under the 2018-2020 Long-Term Incentive Plan on February 15, 2018. The units vest in four equal installments on January 15, 2019, 2020, 2021 and 2022. The grant date fair value is based on a per share grant price of $55.17, the closing price of Welltower’s common stock on February 15, 2018, the date of the grant.

(4)

Represents time-based restricted stock units granted under the 2018-2020 Long-Term Incentive Plan on August 9, 2018. The shares vest in four equal installments on January 15, 2019, 2020, 2021 and 2022. The grant date fair value is based on a per share grant price of $63.46, the closing price of Welltower’s common stock on August 9, 2018, the date of the grant.

(5)

Restricted stock granted on February 8, 2018 for performance in 2017. The shares vest in three equal installments on January 15, 2019, 2020 and 2021. The grant date fair value is based on a per share grant price of $54.67, the closing price of Welltower’s common stock on February 8, 2018, the date of the grant.

(6)

Restricted stock granted on February 8, 2018 for performance in 2017. The shares vest in four equal installments on January 15, 2019, 2020, 2021 and 2022. The grant date fair value is based on a per share grant price of $54.67, the closing price of Welltower’s common stock on February 8, 2018, the date of the grant.

(7)

Amounts set forth in this column represent the grant-date fair value calculated in accordance with FASB ASC Topic 718. For the assumptions and methodologies used to value the awards reported in this column, see note 2 to the Summary Compensation Table.

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Employment Agreements

Welltower has employment agreements with each of Mr. DeRosa and Mr. Goodey. Welltower does not have employment agreements with Ms. Kerr, Mr. Mitra or Mr. McQueen. Welltower’s policy is not to enter into any employment agreements in the future with any employee other than the Chief Executive Officer. Accordingly, when the most recent term of Ms. Kerr’s employment agreement ended on January 31, 2019, the agreement expired according to its terms. The expiration of the agreement has had no effect or impact on Ms. Kerr’s service as Welltower’s Executive Vice President - Business & Relationship Management.

For a description of the provisions of the agreements regarding compensation and benefits payable upon termination or a change in corporate control, see “Potential Payments Upon Termination or Change in Corporate Control” on pages 54-57.

THOMAS J. DEROSA’S EMPLOYMENT AGREEMENT

In anticipation of the expiration of his original employment agreement and in recognition of his exemplary performance, on January 3, 2017, Welltower entered into a new employment agreement with Mr. DeRosa, which became effective on April 13, 2017, after the expiration of his prior employment agreement.

Pursuant to his amended and restated employment agreement, Mr. DeRosa will continue to serve as the Chief Executive Officer of Welltower until April 13, 2020. His initial annual base salary was set at $1,000,000, which is reviewed and adjusted each year by the Compensation Committee, together with an initial target bonus opportunity under Welltower’s annual cash bonus program equal to 175% of his annual base salary and long-term stock awards under terms and conditions determined by the Compensation Committee. The agreement also provides for Welltower to reimburse Mr. DeRosa for the reasonable costs of an annual medical exam and provide him with an automobile allowance.

JOHN A. GOODEY’S LETTER AGREEMENT & TRANSFER AGREEMENT

Welltower has entered into a letter agreement with Mr. Goodey, effective November 1, 2018, which provides, in part, that Mr. Goodey is an employee-at-will. The agreement provides for a base salary of $600,000, which is reviewed and adjusted each year by the Compensation Committee. Mr. Goodey is also eligible to receive discretionary annual bonuses and equity awards under Welltower’s long-term incentive plans. Mr. Goodey has also entered into a separate letter agreement with Welltower, dated August 17, 2018, which provides for payment or reimbursement of certain living and relocation expenses incurred in connection with Mr. Goodey’s transfer to the United States.

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2018 Outstanding Equity Awards at Fiscal Year-End Table

The table below provides information regarding outstanding equity-based awards granted to the NEOs under Welltower’s long-term incentive plans that were outstanding as of December 31, 2018.

		Stock Awards
Name	Grant Date	# of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: # of Unearned Shares, Units or Other Rights That Have Not Yet Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Yet Vested ($)
Thomas J. DeRosa	2/15/18	37,158	2,579,137	(1)
	5/6/16	51,261	3,558,026	(2)
	2/12/16	20,750	1,440,258	(3)
	8/6/15	10,925	758,304	(4)
	4/13/17				188,150	13,059,491(14)
	2/15/18				211,766	14,698,678(15)
John A. Goodey	2/15/18	7,817	542,578	(1)
	10/3/17	10,801	749,697	(5)
	8/1/17	1,982	137,571	(6)
	2/9/17	6,642	461,021	(7)
	2/12/16	6,608	458,661	(8)
	2/5/15	1,716	119,108	(9)
	8/1/17				6,322	438,810(14)
	2/15/18				38,671	2,684,154(15)
Mercedes T. Kerr	2/15/18	8,044	558,334	(1)
	8/1/17	5,861	406,812	(6)
	2/24/17	23,249	1,613,713	(2)
	2/12/16	7,252	503,361	(8)
	2/5/15	1,354	93,981	(9)
	4/13/17				38,189	2,650,698(14)
	2/15/18				39,792	2,761,963(15)
Shankh Mitra	8/9/18	3,173	220,238	(1)
	2/15/18	3,626	251,681	(1)
	2/8/18	13,719	952,236	(10)
	8/1/17	1,982	137,571	(6)
	2/9/17	9,588	665,503	(7)
	2/12/16	2,298	159,504	(8)
	1/4/16	3,656	253,763	(11)
	8/1/17				6,322	438,810(14)
	2/15/18				17,937	1,245,007(15)
	8/9/18				15,695	1,089,390(15)
Matthew G. McQueen	2/15/18	2,719	188,726	(1)
	2/8/18	3,659	253,971	(12)
	8/1/17	1,486	103,143	(6)
	2/9/17	2,490	172,831	(7)
	2/12/16	1,466	101,755	(8)
	3/2/15	404	28,042	(13)
	8/1/17				4,742	329,142(14)
	2/15/18				13,453	933,773(15)

(1)

Based on a share price of $69.41, the closing price of Weltower’s common stock on December 31, 2018. On each of January 15, 2019, 2020, 2021 and 2022, one-fourth of the time-based restricted stock units granted under the 2018-2020 Long-Term Incentive Program will vest.

(2)	Based on a share price of $69.41, the closing price of Welltower’s common stock on December 31, 2018. These shares of restricted stock vest on December 31, 2019 and 2020.

(3)	Based on a share price of $69.41, the closing price of Welltower’s common stock on December 31, 2018. These shares of restricted stock vested on January 15, 2019.

(4)	Based on a share price of $69.41, the closing price of Welltower’s common stock on December 31, 2018. These shares of restricted stock vest on December 31, 2019.

(5)

Based on a share price of $69.41, the closing price of Welltower’s common stock on December 31, 2018. These shares of restricted stock vest in three equal installments on October 3, 2019, 2020 and 2021.

(6)	Based on a share price of $69.41, the closing price of Welltower’s common stock on December 31, 2018. These shares of restricted stock vest on December 31, 2019.

(7)

Based on a share price of $69.41, the closing price of Welltower’s common stock on December 31, 2018. These shares of restricted stock vest in three equal installments on January 15, 2019, 2020 and 2021.

(8)	Based on a share price of $69.41, the closing price of Weltower’s common stock on December 31, 2018. These shares of restricted stock vest in two equal installments on January 15, 2019 and 2020.

(9)	Based on a share price of $69.41, the closing price of Welltower’s common stock on December 31, 2018. These shares of restricted stock vested on January 15, 2019.

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(10)	Based on a share price of $69.41, the closing price of Welltower’s common stock on December 31, 2018. On each of January 15, 2019, 2020 and 2021, one-third of the shares of restricted stock vest.

(11)	Based on a share price of $69.41, the closing price of Welltower’s common stock on December 31, 2018. These shares of restricted stock vested on January 4, 2019.

(12)

Based on a share price of $69.41, the closing price of Welltower’s common stock on December 31, 2018. On each of January 15, 2019, 2020, 2021 and 2022 one-fourth of the shares of restricted stock vest.

(13)	Based on a share price of $69.41, the closing price of Welltower’s common stock on December 31, 2018. These shares of restricted stock vested on March 2, 2019.

(14)

Based on a share price of $69.41, the closing price of Welltower’s common stock on December 31, 2018. The number and market or payout value of the awards under the 2017-2019 Long-Term Incentive Program is based on high performance because corporate performance in the second year of the three-year performance period exceeded target performance. See page 41 for additional information regarding the 2017-2019 program.

(15)

Based on a share price of $69.41, the closing price of Welltower’s common stock on December 31, 2018. The number and market or payout value of the performance-based awards under the 2018-2020 Long-Term Incentive Program is based on high performance because corporate performance in the first year of the three-year performance period exceeded target performance. See pages 40-41 for additional information regarding the 2018-2020 program.

2018 Option Exercises and Stock Vested Table

The table below provides information regarding the dollar amounts realized pursuant to the vesting or exercise of equity-based awards during 2018 for the NEOs.

	Option Awards		Stock Awards
Name	# of Shares Acquired on Exercise	Value Realized Upon Exercise ($)	# of Shares Acquired on Vesting	Value Realized on Vesting ($)
Thomas J. DeRosa	—	—	43,583	4,711,577
John A. Goodey	—	—	6,064	679,915
Mercedes T. Kerr	4,342	94,745	4,591	444,942
Shankh Mitra	—	—	8,631	600,075
Matthew G. McQueen	—	—	1,230	113,969

2018 Nonqualified Deferred Compensation Table

In connection with Mr. DeRosa’s appointment as Chief Executive Officer in 2014, he was granted 15,618 performance-based restricted stock units pursuant to a performance-based restricted stock unit grant agreement. In 2015, the Compensation Committee determined that Mr. DeRosa had met the performance vesting criteria for these performance-based restricted stock units because he and Welltower satisfied certain performance conditions during the one-year performance period ending April 12, 2015. One-third of the performance-based restricted stock units vested on May 6, 2015; one-third vested on April 13, 2016; and one-third vested on April 13, 2017. Under the terms of the grant agreement, settlement of the award was automatically deferred until the earliest of Mr. DeRosa’s “separation from service” (as defined under Section 409A of the Code), his death or a change in control of Welltower. The performance-based restricted stock units will be paid in shares of common stock on a one-for-one basis. The table below sets forth the aggregate value, as of December 31, 2018, of the performance-based restricted stock units that were vested and deferred as of December 31, 2018.

Name	Executive Contributions in Last FY		Registrant Contributions in Last FY	Aggregate Earnings in Last FY		Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FY
Thomas J. DeRosa	—	(1)	—	$139,955.52	(2)	—	$1,065,166(3)

(1)

All contributions were vested as of April 13, 2017. There were no contributions in the fiscal year ended December 31, 2018. Settlement of these units is mandatorily deferred pursuant to the terms of the award.

(2)

Consists of: (a) $18,117 of accrued dividends on 5,206 units that vested on May 6, 2015; (b) $17,654 of accrued dividends on 5,073 units that vested on April 13, 2016 (5,206 units less 133 units withheld upon vesting to satisfy tax obligation); (c) $17,633 of accrued dividends on 5,067 units that vested on April 13, 2017 (5,206 units less 139 units withheld upon vesting to satisfy tax withholding obligations) from the vesting date to December 31, 2017; and (d) a $86,551 increase in the value of the units (calculated by subtracting the value of the units at December 31, 2017 ($63.77 per share) from the value of the units at December 31, 2018 ($69.41)).

(3)	Based on a share price of $69.41, the closing price of Welltower’s common stock on December 31, 2018.

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Potential Payments Upon Termination or Change in Corporate Control

THOMAS J. DEROSA

Severance Payments and Benefits. Under his employment agreement with Welltower, if Mr. DeRosa terminates his employment for “good reason” (as defined in his employment agreement) or is terminated without “cause” (as defined in his employment agreement), he would receive a series of semi-monthly severance payments for 24 months. Each semi-monthly severance payment would be an amount equal to one-twenty-fourth of the sum of his annual base salary and target annual cash bonus opportunity at the time of termination.

If Mr. DeRosa terminates his employment for “good reason” or is terminated without “cause” during the 24 months following a “change in corporate control” (as defined in his employment agreement) and during the term of his employment agreement, he would receive a lump sum severance payment equal to the present value of a series of monthly severance payments for 36 months. Each monthly severance payment would be an amount equal to one-twelfth (1/12) of the sum of his annual base salary and the average of annual bonuses paid to Mr. DeRosa for the last three fiscal years ending prior to the change in corporate control.

If Mr. DeRosa terminates his employment for “good reason” or is terminated without “cause” (whether or not following a change in corporate control), he also would be entitled to continued coverage under any group health plan maintained by Welltower in which he participated at the time of his termination for the period during which he elected to receive continuation coverage under Section 4980B of the Code at an after-tax cost to him comparable to the cost he would have incurred for the same coverage had he remained employed during such period. Mr. DeRosa also would be entitled to receive accrued but unpaid base salary and paid time off, any bonuses earned but unpaid, any nonforfeitable benefits under Welltower’s deferred compensation, incentive or other benefit plans, and any prorated portion of the annual bonus that he would have earned for the year in which the termination occurs (if he had remained employed for the entire year). If determined that payments by Welltower to Mr. DeRosa in connection with a change in corporate control would constitute “parachute payments” within the meaning of Section 280G of the Code, the amount of such payments would be the greater, on an after-tax basis, of either the full payments or a lesser amount which would result in no portion of such payments being subject to the excise tax imposed under Section 4999 of the Code.

In the event of Mr. DeRosa’s death or disability, he would be entitled to receive accrued but unpaid base salary and paid time off, any bonuses earned but unpaid, any nonforfeitable benefits under Welltower’s deferred compensation, incentive or other benefit plans, and any prorated portion of the annual bonus that he would have earned for the year in which the termination occurs (if he had remained employed for the entire year).

Vesting of Incentive Awards. Mr. DeRosa’s restricted stock and restricted stock unit awards with time-based vesting granted under Welltower’s incentive plans, except for the time-based awards granted under the 2018-2020 Long-Term Incentive Program the (the “2018-2020 LTIP”), would become fully vested in the event that Mr. DeRosa terminates his employment for “good reason,” is terminated without “cause” (whether or not following a change in corporate control), upon the expiration of the term of his employment agreement if such expiration is as a result of non-renewal of such agreement by Welltower or upon his death, disability or retirement.

The performance awards granted to Mr. DeRosa under the 2016-2018 Long-Term Incentive Program (the “2016-2018 LTIP”), the 2017-2019 Long-Term Incentive Program (the “2017-2019 LTIP”) and the 2018-2020 LTIP will be deemed earned as of the date of a change in corporate control based on the Compensation Committee’s evaluation of corporate performance relative to the performance targets as of the day prior to the change in corporate control and Mr. DeRosa would receive a pro rata portion of the performance awards based on the number of months from the beginning of the performance period through the change in corporate control. In the event that Mr. DeRosa terminates his employment for “good reason,” is terminated without “cause,” upon Welltower’s non-renewal of his employment agreement or upon his death, disability or retirement, the Compensation Committee will determine corporate performance relative to the performance targets as of the end of the calendar quarter immediately preceding the termination and Mr. DeRosa would receive a pro rata portion of the performance awards based on the number of days or months that he was employed by Welltower during the performance period. In the event of such a termination after the end of the performance period, any shares granted to Mr. DeRosa under these programs would become vested.

In the event of a change in corporate control, the time restrictions applicable to the time-based awards granted to Mr. DeRosa under the 2018-2020 LTIP will lapse and such award will fully vest if (1) either the successor company does not assume, convert, continue or otherwise replace such other awards on proportionate and equitable terms or (2) Mr.DeRosa is terminated without cause within 12 months following the change in corporate control. In the event that Mr. DeRosa terminates his employment for “good reason,” is terminated without “cause” (not within 12 months following a change in corporate control), upon Welltower’s non-renewal of his employment agreement or upon his death, disability or retirement, the unvested portion of the time-based awards granted to Mr. DeRosa under the 2018-2020 LTIP will automatically terminate, be forfeited and be null and void.

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Settlement of the deferred performance-based restricted stock units will occur upon the earliest of Mr. DeRosa’s “separation from service” (as defined by Section 409A of the Code), a change in control of Welltower or his death.

Restrictive Covenants. Mr. DeRosa’s employment agreement includes confidentiality, non-competition, non-solicitation and non-disparagement restrictive covenants.

Mr. DeRosa’s rights to receive payments or benefits under the 2016-2018 LTIP, the 2017-2019 LTIP and the 2018-2020 LTIP are subject to the execution of a release of claims in favor of Welltower upon the termination of his employment. Mr. DeRosa is also subject to confidentiality, non-competition, non-solicitation and non-disparagement restrictive covenants under these programs.

JOHN A. GOODEY

Vesting of Incentive Awards. Mr. Goodey’s restricted stock and restricted stock unit awards with time-based vesting granted under Welltower’s incentive plans, except for the time-based awards granted under the 2018-2020 LTIP, would become fully vested in the event Mr. Goodey is terminated without cause within 12 months following a change in corporate control or upon his death, disability or retirement.

The performance awards granted to Mr. Goodey under the 2017-2019 LTIP, the 2017-2018 transition plan and the 2018-2020 LTIP will be deemed earned as of the date of a change in corporate control based on the Compensation Committee’s evaluation of corporate performance relative to the performance targets as of the day prior to the change in corporate control and Mr. Goodey would receive a pro rata portion of the performance awards based on the number of months from the beginning of the performance period through the change in corporate control. In the event that Mr. Goodey terminates his employment for “good reason,” is terminated without “cause” or upon his death, disability or retirement, the Compensation Committee will determine corporate performance relative to the performance targets as of the end of the calendar quarter immediately preceding the termination and Mr. Goodey would receive a pro rata portion of the performance awards based on the number of days or months that he was employed by Welltower during the performance period. In the event of such a termination after the end of the performance period, any shares granted to Mr. Goodey under these programs would become vested.

In the event of a change in corporate control, the time restrictions applicable to the time-based awards granted to Mr. Goodey under the 2018-2020 LTIP will lapse and such award will fully vest if (1) either the successor company does not assume, convert, continue or otherwise replace such other awards on proportionate and equitable terms or (2) Mr.Goodey is terminated without cause within 12 months following the change in corporate control. In the event that Mr. Goodey terminates his employment for “good reason,” is terminated without “cause” (not within 12 months following a change in corporate control), or upon his death, disability or retirement, the unvested portion of the time-based awards granted to Mr. Goodey under the 2018-2020 LTIP will automatically terminate, be forfeited and become null and void.

Restrictive Covenants. Mr. Goodey’s rights to receive payments or benefits under the 2017-2019 LTIP, the 2017-2018 transition plan and the 2018-2020 LTIP are subject to the execution of a release of claims in favor of Welltower upon the termination of his employment. Mr. Goodey is also subject to confidentiality, non-competition, non-solicitation and non-competition restrictive covenants under these programs.

Transfer Agreement. Pursuant to his transfer agreement, dated August 17, 2018, if Mr. Goodey voluntarily terminates his employment on or prior to October 22, 2020, he must repay Welltower either (1) 100% of expenses incurred or reimbursed by Welltower associated with his relocation, if such termination occurs within 12 months after October 22, 2019, or (2) 50% of expenses incurred or reimbursed by Welltower associated with his relocation, if such termination occurs within 13-24 months after October 22, 2019.

MERCEDES T. KERR

Severance Payments and Benefits. Under her employment agreement, which expired as of January 31, 2019, had Ms. Kerr terminated her employment on December 31, 2018 for “good reason” (as defined in her employment agreement) or been terminated without “cause” (as defined in her employment agreement), she would have been entitled to a series of semi-monthly severance payments for 12 months. Each monthly severance payment would have been an amount equal to one-twenty fourth of the sum of her annual base salary and the average of annual cash bonuses paid to Ms. Kerr for the last three fiscal years ending prior to the date of termination. Ms. Kerr also would have been entitled to continued coverage under any group health plan maintained by Welltower in which she participated at the time of her termination for a period of six months, or until, if earlier, the date she obtained comparable coverage from a new employer. Ms. Kerr also would have been entitled to receive accrued but unpaid base salary and paid time off, any bonuses earned but unpaid, any nonforfeitable benefits under Welltower’s deferred compensation, incentive or other benefit plans, and any prorated portion of the annual bonus that she would have earned for the year in which the termination occurred.

If, prior to the expiration of the term of her employment agreement, Ms. Kerr had terminated her employment for “good reason” or were terminated without “cause” during the 24 months following a “change in corporate control” (as defined in her employment agreement),

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she would have received a lump sum severance payment equal to the present value of a series of monthly severance payments for 24 months. Each monthly severance payment would be an amount equal to one-twelfth of the sum of her annual base salary and the average of annual bonuses paid to Ms. Kerr for the last three fiscal years ending prior to the change in corporate control. Ms. Kerr also would have been entitled to continued coverage under any group health plan maintained by Welltower in which Ms. Kerr participated at the time of her termination for the remainder of the term of her employment agreement or until, if earlier, the date she obtained comparable coverage from a new employer or otherwise became ineligible to such continued coverage under COBRA. Ms. Kerr also would have been entitled to receive accrued but unpaid base salary and paid time off, any bonuses earned but unpaid, any nonforfeitable benefits under Welltower’s deferred compensation, incentive or other benefit plans, and any prorated portion of the target annual bonus that she would have earned for the year in which the termination occurred. If it were determined that any payments or distributions by Welltower to Ms. Kerr in connection with a change in corporate control would constitute “parachute payments” within the meaning of Section 280G of the Code, the amount of such payments would be the greater, on an after-tax basis, of either the full payments or a lesser amount which would result in no portion of such payments being subject to the excise tax imposed under Section 4999 of the Code. If, prior to the expiration of the term of her employment agreement, Ms. Kerr voluntarily terminated her employment, were terminated for “cause” or was terminated as a result of the expiration of the term of her employment agreement, she would be entitled to accrued but unpaid base salary and paid time off, any bonuses earned but unpaid and any nonforfeitable benefits under Welltower’s deferred compensation, incentive or other benefit plans.

Under the terms of her prior employment agreement, upon Ms. Kerr’s death or disability, she would have been entitled to accrued but unpaid base salary and paid time off, any bonuses earned but unpaid, any nonforfeitable benefits under Welltower’s deferred compensation, incentive or other benefit plans and any prorated portion of the annual bonus that she would have earned for the year in which the termination occurs.

Vesting of Incentive Awards. Ms. Kerr’s restricted stock and restricted stock unit awards with time-based vesting granted under Welltower’s incentive plans, except for the time-based awards granted under the 2018-2020 LTIP, would become fully vested in the event that Ms. Kerr terminates her employment for “good reason,” is terminated without “cause” (whether or not following a change in corporate control) (per the terms of her now expired employment agreement), is terminated without cause within 12 months following a change in control or upon her death, disability or retirement.

The performance awards granted to Ms. Kerr under the 2016-2018 LTIP, the 2017-2019 LTIP, the 2017-2018 transition plan and the 2018-2020 LTIP will be deemed earned as of the date of a change in corporate control based on the Compensation Committee’s evaluation of corporate performance relative to the performance targets as of the day prior to the change in corporate control and Ms. Kerr would receive a pro rata portion of the performance awards based on the number of months from the beginning of the performance period through the change in corporate control. In the event that Ms. Kerr terminates her employment for “good reason,” is terminated without “cause” or upon her death, disability or retirement, the Compensation Committee will determine corporate performance relative to the performance targets as of the end of the calendar quarter immediately preceding the termination and Ms. Kerr would receive a pro rata portion of the performance awards based on the number of days or months that she was employed by Welltower during the performance period. In the event of such a termination after the end of the performance period, any shares granted to Ms. Kerr under these programs would become vested.

In the event of a change in corporate control, the time restrictions applicable to the time-based awards granted to Ms. Kerr under the 2018-2020 LTIP will lapse and such award will fully vest if (1) either the successor company does not assume, convert, continue or otherwise replace such other awards on proportionate and equitable terms or (2) Ms. Kerr is terminated without cause within 12 months following the change in corporate control. In the event that Ms. Kerr terminates her employment for “good reason,” is terminated without “cause” (not within 12 months following a change in corporate control) or upon her death, disability or retirement, the unvested portion of the time-based awards granted to Ms. Kerr under the 2018-2020 LTIP will automatically terminate, be forfeited and become null and void.

Restrictive Covenants. Ms. Kerr’s rights to receive payments or benefits under the 2016-2018 LTIP, the 2017-2019 LTIP, the 2017-2018 transition plan and the 2018-2020 LTIP are subject to the execution of a release of claims in favor of Welltower upon the termination of her employment. Ms. Kerr is also subject to confidentiality, non-competition, non-solicitation and non-disparagement restrictive covenants under these programs.

SHANKH MITRA

Vesting of Incentive Awards. Mr. Mitra’s restricted stock and restricted stock units awards with time-based vesting granted under Welltower’s incentive plans, except for the time-based awards granted under the 2018-2020 LTIP, would become fully vested in the event Mr. Mitra is terminated without cause within 12 months following a change in corporate control or upon his death, disability or retirement.

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The performance awards granted to Mr. Mitra under the 2017-2019 LTIP, the 2017-2018 transition plan and the 2018-2020 LTIP will be deemed earned as of the date of a change in corporate control based on the Compensation Committee’s evaluation of corporate performance relative to the performance targets as of the day prior to the change in corporate control and Mr. Mitra would receive a pro rata portion of the performance awards based on the number of months from the beginning of the performance period through the change in corporate control. In the event that Mr. Mitra terminates his employment for “good reason,” is terminated without “cause” or upon his death, disability or retirement, the Compensation Committee will determine corporate performance relative to the performance targets as of the end of the calendar quarter immediately preceding the termination and Mr. Mitra would receive a pro rata portion of the performance awards based on the number of days or months that he was employed by Welltower during the performance period. In the event of such a termination after the end of the performance period, any shares granted to Mr. Mitra under these programs would become vested.

In the event of a change in corporate control, the time restrictions applicable to the time-based awards granted to Mr. Mitra under the 2018-2020 LTIP will lapse and such award will fully vest if (1) either the successor company does not assume, convert, continue or otherwise replace such other awards on proportionate and equitable terms or (2) Mr. Mitra is terminated without cause within 12 months following the change in corporate control. In the event that Mr. Mitra terminates his employment for “good reason,” is terminated without “cause” (not within 12 months following a change in corporate control) or upon his death, disability or retirement, the unvested portion of the time-based awards granted to Mr. Mitra under the 2018-2020 LTIP will automatically terminate, be forfeited and become null and void.

Restrictive Covenants. Mr. Mitra’s rights to receive payments or benefits under the 2017-2019 LTIP, the 2017-2018 transition plan and 2018-2020 LTIP are subject to the execution of a release of claims in favor of Welltower upon the termination of his employment. Mr. Mitra is also subject to confidentiality, non-competition, non-solicitation and non-disparagement restrictive covenants under these programs.

MATTHEW G. MCQUEEN

Vesting of Incentive Awards. Mr. McQueen’s restricted stock and restricted stock unit awards with time-based vesting granted under Welltower’s incentive plans, except for the time-based awards granted under the 2018-2020 LTIP, would become fully vested in the event Mr. McQueen is terminated without cause within 12 months following a change in corporate control or upon his death, disability or retirement.

The performance awards granted to Mr. McQueen under the 2017-2019 LTIP, the 2017-2018 transition plan and the 2018-2020 LTIP will be deemed earned as of the date of a change in corporate control based on the Compensation Committee’s evaluation of corporate performance relative to the performance targets as of the day prior to the change in corporate control and Mr. McQueen would receive a pro rata portion of the performance awards based on the number of months from the beginning of the performance period through the change in corporate control. In the event that Mr. McQueen terminates his employment for “good reason,” is terminated without “cause” or upon his death, disability or retirement, the Compensation Committee will determine corporate performance relative to the performance targets as of the end of the calendar quarter immediately preceding the termination and Mr. McQueen would receive a pro rata portion of the performance awards based on the number of days or months that he was employed by Welltower during the performance period. In the event of such a termination after the end of the performance period, any shares granted to Mr. McQueen under these programs would become vested.

In the event of a change in corporate control, the time restrictions applicable to the time-based awards granted to Mr. McQueen under the 2018-2020 LTIP will lapse and such award will fully vest if (1) either the successor company does not assume, convert, continue or otherwise replace such other awards on proportionate and equitable terms or (2) Mr. McQueen is terminated without cause within 12 months following the change in corporate control. In the event that Mr. McQueen terminates his employment for “good reason,” is terminated without “cause” (not within 12 months following a change in corporate control) or upon his death, disability or retirement, the unvested portion of the time-based awards granted to Mr. McQueen under the 2018-2020 LTIP will automatically terminate, be forfeited and become null and void.

Restrictive Covenants. Mr. McQueen’s rights to receive payments or benefits under the 2017-2019 LTIP, the 2017-2018 transition plan and the 2018-2020 LTIP are subject to the execution of a release of claims in favor of Welltower upon the termination of his employment. Mr. McQueen is also subject to confidentiality, non-competition, non-solicitation and non-disparagement restrictive covenants under these programs.

Notice of Annual Meeting of Shareholders and 2019 Proxy Statement |	57

Executive Compensation

Quantification of Benefits

The table below reflects estimates of the amounts of compensation that would be paid to the NEOs in the event of their termination. The amounts assume that such termination was effective as of December 31, 2018. The actual amounts to be paid to a NEO can only be determined at the time of such executive’s separation from Welltower.

Name/Type of Termination(1)	Cash Severance ($)(2)	Continued Benefits ($)(3)	Accelerated Vesting of Unvested Equity Compensation ($)(4)	Total ($)
Thomas J. DeRosa
For Cause or Resignation without Good Reason	—	—	—	—
Death or Disability	—	—	13,281,814	13,281,814
Involuntary Termination without Cause or Resignation for Good Reason	9,520,000	24,484	13,281,814	22,826,298
Involuntary Termination without Cause or Resignation following a Change in Corporate Control	10,976,480	24,484	23,177,176	34,178,141
Non-Renewal of the Employment Agreement by Welltower	—	—	13,281,814	13,281,814
John A. Goodey
For Cause or Resignation without Good Reason	—	—	—	—
Death or Disability	—	—	2,734,951	2,734,951
Involuntary Termination without Cause or Resignation for Good Reason	1,033,429	9,793	2,734,951	3,778,173
Involuntary Termination without Cause or Resignation following a Change in Corporate Control	2,066,858	9,793	4,570,455	6,647,106
Mercedes T. Kerr
For Cause or Resignation without Good Reason	—	—	—	—
Death or Disability	—	—	3,774,978	3,774,978
Involuntary Termination without Cause or Resignation for Good Reason	1,932,764	9,696	3,774,978	5,717,437
Involuntary Termination without Cause or Resignation following a Change in Corporate Control	2,879,907	1,616	6,842,749	9,724,272
Non-Renewal of the Employment Agreement by Welltower	—	—	3,774,978	3,774,978
Shankh Mitra
For Cause or Resignation without Good Reason	—	—	—	—
Death or Disability	—	—	1,693,731	1,693,731
Involuntary Termination without Cause or Resignation for Good Reason	921,446	9,793	1,693,731	2,624,970
Involuntary Termination without Cause or Resignation following a Change in Corporate Control	1,842,891	9,793	3,303,098	5,155,782
Matthew G. McQueen
For Cause or Resignation without Good Reason	—	—	—	—
Death or Disability	—	—	568,764	568,764
Involuntary Termination without Cause or Resignation for Good Reason	611,596	8,267	568,764	1,188,627
Involuntary Termination without Cause or Resignation following a Change in Corporate Control	1,223,192	8,267	1,378,719	2,610,178

(1)

Mr. DeRosa’s employment agreement does not expire until April 13, 2020. For purposes of this table, Welltower assumed that Mr. DeRosa’s employment was terminated as of December 31, 2018. Ms. Kerr’s employment agreement was in effect as of December 31, 2018, and the amounts in this table assume a termination as of such date. Welltower is no longer party to an employment agreement with Ms. Kerr and her employment may be terminated at any time by Welltower. Welltower does and did not have employment agreements with Mr. Mitra and Mr. McQueen, and Mr. Goodey’s employment may be terminated at any time by Mr. Goodey or Welltower.

(2)	Cash Severance

Under the employment agreement for Mr. DeRosa, he would be entitled to: (a) on a qualifying change of control termination, a lump sum severance payment equal to the present value of a series of 36 monthly severance payments, calculated using a discount rate equal to the 90-day treasury rate; or (b) on a termination without cause or for good reason, a series of 24 semi-monthly severance payments. The monthly payment used to calculate the lump sum is equal to 1/12 of the sum of his base salary plus the average of annual bonuses paid for the last three fiscal years and each semi-monthly payment is 1/24 of the sum of his base salary plus the target annual cash bonus opportunity. Under her employment agreement as in effect on December 31, 2018, Ms. Kerr would have been entitled to: (a) on a qualifying change of control termination, a lump sum severance payment equal to the present value of a series of 24 monthly severance payments, calculated using a discount rate equal to the 90-day treasury rate; or (b) on a termination without cause or for good reason, a series of 12 semi-monthly severance payments. The monthly payment used to calculate the lump sum is equal to 1/12 of the sum of her base salary plus the average of annual bonuses paid for the last three fiscal years and each semi-monthly payment is 1/24 of the sum of her annual base salary and the average of annual cash bonuses paid for the last three fiscal years. For both executives, this amount also includes the value of their actual 2018 annual bonus as each would be entitled to a pro rata annual bonus for the year of termination in the case of a termination without cause, a resignation for good reason, or a termination due to death or disability, and (b) the target amount of their 2018 annual bonus as each would be entitled to a pro rata amount of their target bonus for the year of termination in the case of a qualifying change of control termination.

Welltower does not have an employment agreement with Mr. Mitra or Mr. McQueen, and Mr. Goodey’s employment agreement does not provide cash severance benefits. For Mr. Goodey, Mr. Mitra and Mr. McQueen, the amounts in this column represent a reasonable estimate based on (a) a lump sum severance payment, on a qualifying change of control termination, equal to the present value of a series of 24 monthly severance payments, calculated using a discount rate equal to the 90-day treasury rate or (b) a series of 12 semi-monthly severance payments, on a termination without cause or for good reason. For each of Mr. Goodey, Mr. Mitra and Mr. McQueen, the monthly payment used to calculate the lump sum is equal to 1/12 of the sum of his base salary plus the average of annual bonuses paid for the last three fiscal years and each semi-monthly payment is 1/24 of the sum of his base salary plus the average of annual bonuses paid for the last three years.

58 |	Notice of Annual Meeting of Shareholders and 2019 Proxy Statement

Executive Compensation

The amounts reflected in the table above represent the discounted present value of the monthly payments assuming a 2.45% annual discount rate (the 90-day treasury rate as of December 31, 2018, the assumed date of termination) (except for Mr. DeRosa and Ms. Kerr’s cash severance upon an Involuntary Termination without Cause or Resignation for Good Reason). The amounts payable upon an involuntary termination or resignation for good reason following a change in control have also been reduced for each executive other than Mr. Goodey, as each such executive would have been subject to a cutback under either (a) the “best after-tax” provisions of their employment agreements as in effect on December 31, 2018 for Mr. De Rosa and Ms. Kerr, or (2) under Welltower’s anticipated severance practices for the other executives.

(3)	Continued Benefits

Under the employment agreement for Mr. DeRosa, he would be entitled to continued coverage at Welltower’s expense under any group health plan in which he participated at the time of involuntary termination without cause or voluntary termination by him for good reason (whether or not in connection with a change in control) for the period during which he elects to receive continuation coverage under Section 4980B of the Code at an after-tax cost comparable to the cost that Mr. DeRosa would have incurred for the same coverage had he remained employed during such period. The monthly cost of such benefits is estimated using the current monthly costs. For purposes of the calculations, we have assumed that Mr. DeRosa will elect to receive continuation coverage for 18 months.

Under her employment agreement as in effect on December 31, 2018, Ms. Kerr would have been entitled to: (a) up to six months of continued coverage on an involuntary termination without cause or resignation for good reason and (b) coverage through the January 31, 2019 expiration of her employment agreement upon a qualifying change of control termination. Welltower does and did not have an employment agreement with Mr. Mitra or Mr. McQueen, and Mr. Goodey’s employment agreement does not provide for continued benefits. For each of Mr. Goodey, Mr. Mitra and Mr. McQueen, the amounts in this column represent a reasonable estimate based on continued coverage at Welltower’s expense under any group health plan in which he participated at the time of involuntary termination without cause or voluntary termination by him for good reason (whether or not in connection with a change in control) for six months at an after-tax cost comparable to the cost that he would have incurred for the same coverage had he remained employed during such period. The monthly cost of such benefits is estimated using the current monthly costs.

(4)	Accelerated Vesting of Unvested Equity Compensation

Under the employment agreement for Mr. DeRosa and the employment agreement with Ms. Kerr that was in effect as of December 31, 2018, upon involuntary termination without cause or voluntary termination for good reason by Mr. DeRosa or Ms. Kerr, all unvested time-based restricted stock would become fully vested, except for the time-based awards granted under the 2018-2020 LTIP. The numbers in this column represent the full value of unvested restricted stock and restricted stock unit awards as of December 31, 2018 (the assumed termination date) where vesting would be accelerated upon termination under these scenarios. Mr. Goodey, Mr. Mitra and Mr. McQueen’s restricted stock and restricted stock unit awards with time-based vesting granted under Welltower’s incentive plans, except for the time-based awards granted under the 2018-2020 LTIP, would become vested in the event they were terminated without cause within 12 months following a change in corporate control or upon their retirement. Each executive’s time-based restricted stock and restricted stock unit awards would become vested in the case of death or disability, except for the time-based awards granted under the 2018-2020 LTIP.

For performance awards granted under the 2016-2018 LTIP, in the event that Mr. DeRosa or Ms. Kerr terminates his or her employment for good reason, is terminated without cause, upon the non-renewal of his or her employment agreement by Welltower or upon his or her death, disability or retirement, the Compensation Committee will determine corporate performance relative to the performance targets as of the end of the calendar quarter immediately preceding the termination and such executive would receive a pro rata portion of the performance awards based on the number of months that he or she was an employee of Welltower during the performance period. As of December 31, 2018, the performance period had been completed, so if such a termination occurred on December 31, 2018 and the Compensation Committee determined that an award was earned, Mr. DeRosa and Ms. Kerr would receive all of the earned award. In the event of a change in corporate control, the Compensation Committee will evaluate corporate performance relative to the performance targets as of the day prior to the change in corporate control to determine any award earned by each executive at the time of the change in corporate control. The calculations included in this table for the performance awards are based on target achievement of the performance metrics during the completed portion of the performance period. Note that these amounts are different than Welltower’s compensation expense for granting these awards and no portion of the awards will be deemed earned until after the Compensation Committee makes such a determination (either after completion of the performance period or in connection with an executive’s termination or a change in corporate control).

For performance awards granted under the 2017-2018 transition plan, in the event that Mr. Goodey, Ms. Kerr, Mr. Mitra or Mr. McQueen terminates his or her employment for good reason, is terminated without cause, upon the non-renewal of her employment agreement by Welltower (only with respect to Ms. Kerr) or upon his or her death, disability or retirement, the Compensation Committee will determine corporate performance relative to the performance targets as of the end of the calendar quarter immediately preceding the termination and such executive would receive a pro rata portion of the performance awards based on the number of months that he or she was an employee of Welltower during the performance period. As of December 31, 2018, the performance period had been completed, so if such a termination occurred on December 31, 2018 and the Compensation Committee determined that an award was earned, the executives would receive all of the earned award. In the event of a change in corporate control, the Compensation Committee will evaluate corporate performance relative to the performance targets as of the day prior to the change in corporate control to determine any award earned by each executive at the time of the change in corporate control. The calculations included in this table for the performance awards are based on target achievement of the performance metrics during the completed portion of the performance period. Note that these amounts are different than Welltower’s compensation expense for granting these awards and no portion of the awards will be deemed earned until after the Compensation Committee makes such a determination (either after completion of the performance period or in connection with an executive’s termination or a change in corporate control).

For performance awards granted under the 2017-2019 LTIP, in the event the executive terminates his or her employment for good reason, is terminated without cause, upon the non-renewal of his or her employment agreement by Welltower (only with respect to Mr. DeRosa and Ms. Kerr) or upon his or her death, disability or retirement, the Compensation Committee will determine corporate performance relative to the performance targets as of the end of the calendar quarter immediately preceding the termination and such executive would receive a pro rata portion of the performance awards based on the number of days that he or she was an employee of Welltower during the performance period. As of December 31, 2018, two-thirds of the performance period had been completed, so if such a termination occurred on December 31, 2018 and the Compensation Committee determined that an award was earned, the executive would receive two-thirds of the earned award. In the event of a change in corporate control, the Compensation Committee will evaluate corporate performance relative to the performance targets as of the day prior to the change in corporate control to determine any award earned by each executive at the time of the change in corporate control. The calculations included in this table for the performance awards are based on target achievement of the performance metrics during the completed portion of the performance period. Note that these amounts are different than Welltower’s compensation expense for granting these awards and no portion of the awards will be deemed earned until after the Compensation Committee makes such a determination (either after completion of the performance period or in connection with an executive’s termination or a change in corporate control).

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Executive Compensation

For performance awards granted under the 2018-2020 LTIP, in the event the executive terminates his or her employment for good reason, is terminated without cause, upon the non-renewal of his or her employment agreement by Welltower (only with respect to Mr. DeRosa and Mr. Kerr) or upon his or her death, disability or retirement, the Compensation Committee will determine corporate performance relative to the performance targets as of the end of the calendar quarter immediately preceding the termination and such executive would receive a pro rata portion of the performance awards based on the number of days that he or she was an employee of Welltower during the performance period. As of December 31, 2018, one-third of the performance period had been completed, so if such a termination occurred on December 31, 2018 and the Compensation Committee determined that an award was earned, the executive would receive one-third of the earned award. In the event of a change in corporate control, the Compensation Committee will evaluate corporate performance relative to the performance targets as of the day prior to the change in corporate control to determine any award earned by each executive at the time of the change in corporate control. The calculations included in this table for the performance awards are based on target achievement of the performance metrics during the completed portion of the performance period. Note that these amounts are different than Welltower’s compensation expense for granting these awards and no portion of the awards will be deemed earned until after the Compensation Committee makes such a determination (either after completion of the performance period or in connection with an executive’s termination or a change in corporate control).

For time-based awards granted under the 2018-2020 LTIP, in the event the executive terminates his or her employment for good reason, is terminated without cause, upon the non-renewal of his or her employment agreement by Welltower (only with respect to Mr. DeRosa and Ms. Kerr) or upon his or her death, disability or retirement, the unvested portion of the time-based awards granted to the executive under the 2018-2020 LTIP will automatically terminate, be forfeited and be null and void. In the event of a change in corporate control, the time restrictions applicable to the time-based awards granted to the executive under the 2018-2020 LTIP would lapse and such award would fully vest if (a) either the successor company does not assume, convert, continue or otherwise replace such other awards on proportionate and equitable terms or (b) the executive is terminated without cause within 12 months following the change in corporate control.

The assumed share price upon each termination scenario is $69.41, which was the closing price as of December 31, 2018.

60 |	Notice of Annual Meeting of Shareholders and 2019 Proxy Statement

Executive Compensation

Risk Management and Compensation

As described above in “Executive Compensation—Compensation Discussion and Analysis,” Welltower’s compensation programs are designed, among other things, to encourage long-term shareholder value creation, rather than short-term shareholder value maximization. Performance is evaluated based on quantitative and qualitative factors and there is a review of not only “what” is achieved, but also “how” it is achieved. Consistent with this long-term focus, the compensation policies and practices for the NEOs and other employees do not encourage excessive risk-taking and are not likely to have a material adverse effect on Welltower. In fact, many elements of the executive compensation program serve to mitigate excessive risk-taking.

•

Balanced pay mix. A balanced mix of base salary, annual cash incentives and long-term equity compensation is provided. Incentives tied to annual performance are balanced with incentives tied to multi-year performance, as measured by total shareholder return on an absolute basis and relative to two indices in the long-term incentive programs. In this way, the executive officers are motivated to consider the impact of decisions over the short, intermediate and long terms.

•

Balanced performance measurements. The performance measures used in the annual and long-term incentive programs were chosen to provide appropriate safeguards against maximization of a single performance goal at the expense of the overall health of Welltower’s business. The incentive programs are not completely quantitative. Various individual and qualitative objectives are incorporated, and the Compensation Committee has the discretion to adjust earned bonuses based on the “quality” of the results as well as individual performance and behaviors.

•	Incentive payments are capped. The annual and long-term incentive programs do not have unlimited upside potential.

•

Long-term incentive grants. Restricted shares and restricted stock units, which are well-aligned with shareholders because they have both upside potential and downside risk, make up 100% of the total value of the long-term incentive compensation program.

•

Clawback policy. As discussed in “Executive Compensation—Compensation Discussion and Analysis—Clawback Policy,” the Covered Officers are subject to a clawback policy, which allows Welltower to recover incentive compensation received by a or awarded to Covered Officer in the event that (1) Welltower is required to prepare a financial restatement due to Welltower’s material non-compliance with any financial reporting requirement and the misconduct of such Covered Officer contributed (either directly or indirectly) to the non-compliance that resulted in the obligation to restate Welltower’s financial statements or (2) an action or omission by such Covered Officer (a) constitutes a material violation of Welltower’s Code of Business Conduct & Ethics or other Welltower policy or (b) results in material financial or reputational harm to Welltower.

•

Stock ownership requirements. As discussed in “Executive Compensation—Compensation Discussion and Analysis—Ownership Guidelines” the executive officers are subject to stock ownership guidelines based on a multiple of base salary. These stock ownership guidelines align the interests of management with long-term shareholder interests.

To confirm the effectiveness of its approach to compensation, from time to time Welltower reviews the potential risks associated with the structure and design of its various compensation plans and programs for all employees. In conducting this assessment, Welltower inventories its material plans and programs, with particular emphasis on incentive compensation plans.

Notice of Annual Meeting of Shareholders and 2019 Proxy Statement |	61

Executive Compensation

Pay Ratio

In this section, Welltower is providing a comparison of the annual total compensation of Welltower’s median compensated employee to the annual total compensation of Mr. DeRosa, the Chief Executive Officer, pursuant to the requirements of Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

The pay ratio reported below is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodology described below. To identify Welltower’s median compensated employee, as well as to determine the annual total compensation of Welltower’s median employee and the Chief Executive Officer, Welltower took the following steps:

•

Welltower considered all employees employed as of December 31, 2018. This population consisted of full-time and part-time employees located in the United States, the United Kingdom, Canada and Luxembourg.

•

To identify the median employee from Welltower’s employee population, Welltower generated a list of all employees and calculated the amount of base salary determined as of December 31, 2018, wages, overtime and cash bonus amounts earned for performance in fiscal 2018 and the aggregate grant date fair value of equity awards granted in fiscal 2018. Welltower used a GBP/USD rate of 1.2760 for employees in the United Kingdom, a CAD/USD rate of 0.7329 for employees in Canada and a EUR/USD rate of 1.1455 for employees in Luxembourg, each of which reflected the applicable exchange rate on December 31, 2018.

•

Once Welltower identified the median employee, Welltower calculated all elements of such employee’s compensation for 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $91,803.

•

With respect to the annual total compensation of the Chief Executive Officer, Welltower used the amount reported in the “Total Compensation” column of the Summary Compensation Table for 2018, $12,884,453.

Based on this information, for 2018 the ratio of the annual total compensation of Mr. DeRosa to the annual total compensation of Welltower’s median employee was 140 to 1.

62 |	Notice of Annual Meeting of Shareholders and 2019 Proxy Statement

Equity Compensation Plan Information

Equity Compensation Plan Information

The following table sets forth certain information, as of December 31, 2018, concerning shares of common stock authorized for issuance under all of Welltower’s equity compensation plans:

	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights		(b) Weighted Average Exercise Price of Outstanding Options and Rights		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by shareholders	629,100	(1)	$51.63	(2)	12,069,575	(3)

Equity compensation plans not approved by shareholders	None		N/A		None
Totals	629,100		$51.63		12,069,575	(3)

(1)

This number reflects the options, restricted stock units and deferred stock units granted under the 2005 Long-Term Incentive Plan and the 2016 Long-Term Incentive Plan. See the footnotes to the “2018 Outstanding Equity Awards at Fiscal Year-End Table”, “2018 Nonqualified Deferred Compensation Table” and “2018 Director Compensation Table” for additional information regarding the options, restricted stock units and deferred stock units.

(2)	This price does not include restricted stock units or deferred stock units granted under the 2005 Long-Term Incentive Plan or the 2016 Long-Term Incentive Plan.

(3)

This number reflects the sum of (a) 10,000,000 shares of common stock reserved for future issuance under the 2016 Long-Term Incentive Plan, as reduced by awards issued under the 2016 Long-Term Incentive Plan, and as increased by shares granted under the 2005 Long-Term Incentive Plan or the 2016 Long-Term Incentive Plan that were forfeited, cancelled, surrendered or terminated unexercised and are available for future issuance under the 2016 Long-Term Incentive Plan, and (b) 1,000,000 shares of common stock reserved for issuance under the Employee Stock Purchase Plan, as reduced by shares issued under such plan.

Notice of Annual Meeting of Shareholders and 2019 Proxy Statement |	63

Other Matters

Other Matters

Management is not aware of any matters to be presented for action at the Annual Meeting other than the matters set forth above. If any other matters do properly come before the meeting or any adjournment thereof, it is intended that the persons named in the proxy will vote in accordance with their judgment on such matters.

BY ORDER OF THE BOARD OF DIRECTORS

Matthew G. McQueen

Senior Vice President - General Counsel

& Corporate Secretary

64 |	Notice of Annual Meeting of Shareholders and 2019 Proxy Statement

Appendix A—Non-GAAP Financial Measures

Appendix A—Non-GAAP Financial Measures

Non-GAAP Financial Measures

Welltower believes that net income and net income attributable to common shareholders (“NICS”), as defined by U.S. GAAP, are the most appropriate earnings measurements. However, Welltower considers funds from operations (“FFO”), net operating income (“NOI”), same store NOI (“SSNOI”), EBITDA and Adjusted EBITDA to be useful supplemental measures of its operating performance. Excluding EBITDA and Adjusted EBITDA, these supplemental measures are disclosed on a Welltower pro rata ownership basis. Pro rata amounts are derived by reducing consolidated amounts for minority partners’ noncontrolling ownership interests and adding Welltower’s minority ownership share of unconsolidated amounts. Welltower does not control unconsolidated investments. While Welltower considers pro rata disclosures useful, they may not accurately depict the legal and economic implications of Welltower’s joint venture arrangements and should be used with caution.

Historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time as evidenced by the provision for depreciation. However, since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient. In response, the National Association of Real Estate Investment Trusts (“NAREIT”) created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation from net income. FFO attributable to common stockholders, as defined by NAREIT, means net income attributable to common stockholders, computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of real estate and impairments of depreciable assets, plus real estate depreciation and amortization, and after adjustments for unconsolidated entities and noncontrolling interests. Normalized FFO attributable to common stockholders represents FFO attributable to common stockholders adjusted for certain items detailed in the reconciliations, including adjustments for non-recurring or infrequent revenues/expenses that are described in Welltower’s earnings press releases for the relevant period ends. Welltower believes that normalized FFO attributable to common stockholders is a useful supplemental measure of operating performance because investors and equity analysts may use this measure to compare the operating performance of the company between periods or as compared to other REITs or other companies on a consistent basis without having to account for differences caused by unanticipated and/or incalculable items.

Welltower defines NOI as total revenues, including tenant reimbursements, less property operating expenses. Property operating expenses represent costs associated with managing, maintaining and servicing tenants for Welltower’s seniors housing operating and outpatient medical properties. These expenses include, but are not limited to, property-related payroll and benefits, property management fees paid to operators, marketing, housekeeping, food service, maintenance, utilities, property taxes and insurance. General and administrative expenses represent costs unrelated to property operations. These expenses include, but are not limited to, payroll and benefits, professional services, office expenses and depreciation of corporate fixed assets. SSNOI is used to evaluate the operating performance of Welltower’s properties using a consistent population which controls for changes in the composition of its portfolio. As used herein, same store is generally defined as those revenue-generating properties in the portfolio for the relevant year-over-year reporting periods. Land parcels, loans and sub-leases, as well as any properties acquired, developed/redeveloped (including major refurbishments where 20% or more of units are simultaneously taken out of commission for 30 days or more), sold or classified as held for sale during that period are excluded from the same store amounts. Properties undergoing operator transitions and/or segment transitions (except triple-net to seniors housing operating with the same operator) are also excluded from the same store amounts. Normalizers include adjustments that in management’s opinion are appropriate in considering SSNOI, a supplemental, non-GAAP performance measure. None of these adjustments, which may increase or decrease SSNOI, are reflected in Welltower’s financial statements prepared in accordance with U.S. GAAP. Significant normalizers (defined as any that individually exceeds 0.50% of SSNOI growth per property type) are separately disclosed and explained in Welltower’s respective supplements. Welltower believes NOI and SSNOI provide investors relevant and useful information because they measure the operating performance of its properties at the property level on an unleveraged basis. Welltower use NOI and SSNOI to make decisions about resource allocations and to assess the property level performance of its properties.

Welltower measures its credit strength in terms of coverage ratios. Welltower expects to maintain coverage ratios sufficient to maintain a capital structure consistent with our current profile. The coverage ratios are based on EBITDA which stands for earnings (net income) before interest, taxes, depreciation and amortization. Covenants in Welltower’s senior unsecured notes and primary credit facility contain financial ratios based on a definition of EBITDA that is specific to those agreements. Failure to satisfy these covenants could result in an event of default that could have a material adverse impact on Welltower’s cost and availability of capital, which could in turn have a material adverse impact on Welltower’s consolidated results of operations, liquidity and/or financial condition. Due to the materiality of these debt agreements and the financial covenants, Welltower has defined Adjusted EBITDA, to exclude unconsolidated entities and to include adjustments for stock-based compensation expense, provision for loan losses, gains/losses on extinguishment of debt, gains/losses/impairments on properties, gains/losses on derivatives and financial instruments, other expenses and additional other

Notice of Annual Meeting of Shareholders and 2019 Proxy Statement |	65

Appendix A—Non-GAAP Financial Measures

income. Welltower believes that EBITDA and Adjusted EBITDA, along with net income and cash flow provided from operating activities, are an important supplemental measures because they provides additional information to assess and evaluate the performance of our operations. Welltower use Adjusted EBITDA to measure its adjusted fixed charge coverage ratio, which represents Adjusted EBITDA divided by fixed charges. Fixed charges include total interest (excluding capitalized interest and non-cash interest expenses), secured debt principal amortization and preferred dividends.

Welltower’s supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts, and rating agencies in the valuation, comparison, rating and investment recommendations of companies. Welltower’s management uses these financial measures to facilitate internal and external comparisons to its historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board to evaluate management. None of Welltower’s supplemental measures represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental measures, as defined by us, may not be comparable to similarly entitled items reported by other REITs or other companies.

Please see the tables below for reconciliations of supplemental reporting measures referenced in this document.

FFO Reconciliation

(In thousands, except per share)	Year Ended December 31, 2018
Net income (loss) attributable to common stockholders	$ 758,250

Depreciation and amortization	950,459

Losses/impairments (gains) on real estate dispositions, net	(299,996)

Noncontrolling interests(1)	(69,193)

Unconsolidated entities(2)	52,663

NAREIT FFO attributable to common stockholders	$ 1,392,183

Loss (gain) on derivatives and financial instruments, net	(4,016)

Loss (gain) on extinguishments of debt, net	16,097

Incremental stock-based compensation expense	3,552

Other expenses	112,898

Additional other income	(14,832)

Normalizing items attributable to noncontrolling interests and unconsolidated entities, net	4,595

Normalized FFO attributable to common stockholders	$ 1,510,477

Average diluted common shares outstanding	375,250

Normalized FFO per diluted share	$ 4.03

(1)	Represents noncontrolling interests’ share of net FFO adjustments.
(2)	Represents Welltower’s share of net FFO adjustments from unconsolidated entities.

FFO Outlook Reconciliation

(in millions, except per share data)	Initial Outlook Year Ended December 31, 2018
	Low		High

Net income attributable to common stockholders	$892	$	930

Impairments and losses (gains) on real estate dispositions, net(1,2)	(338)		(338)

Depreciation and amortization(1)	927		927

NAREIT and Normalized FFO attributable to common stockholders	$1,481	$	1,519

Per share data attributable to common stockholders:

Net income	$2.38	$	2.48

NAREIT and Normalized FFO	3.95		4.05

(1)	Amounts presented net of noncontrolling interests’ share and Welltower’s share of unconsolidated entities.
(2)	Includes estimated gains on projected dispositions.

66 |	Notice of Annual Meeting of Shareholders and 2019 Proxy Statement

Appendix A—Non-GAAP Financial Measures

SSNOI Reconciliation

(in thousands)	Three Months Ended
	March 31,		June 30,		September 30,		December 31,
	2018	2017	2018	2017	2018	2017	2018	2017

Net income (loss)	$453,555	$337,610	$167,273	$203,441	$84,226	$89,299	$124,696	$(89,743)
Loss (gain) on real estate dispositions, net	(338,184)	(244,092)	(10,755)	(42,155)	(24,723)	(1,622)	(41,913)	(56,381)
Loss (income) from unconsolidated entities	2,429	23,106	(1,249)	3,978	(344)	(3,408)	(195)	59,449
Income tax expense (benefit)	1,588	2,245	3,841	(8,448)	1,741	669	1,504	25,663
Other expenses	3,712	11,675	10,058	6,339	88,626	99,595	10,502	60,167
Impairment of assets	28,185	11,031	4,632	13,631	6,740	—	76,022	99,821
Provision for loan losses	—	—	—	—	—	—	—	62,966
Loss (gain) on extinguislm1ent of debt, net	11,707	31,356	299	5,515	4,038	—	53	371
Loss (gain) on derivatives and financial instruments, net	(7,173)	1,224	(7,460)	736	8,991	324	1,626	—
General and administrative expenses	33,705	31,101	32,831	32,632	28,746	29,913	31,101	28,365
Depreciation and amortization	228,201	228,276	236,275	224,847	243,149	230,138	242,834	238,458
Interest expense	122,775	118,597	121,416	116,231	138,032	122,578	144,369	127,217

Consolidated NOI	540,500	552,129	557,161	556,747	579,222	567,486	590,599	556,353
NOI attributable to unconsolidated investments	21,620	21,279	21,725	21,873	22,247	22,431	21,933	21,539
NOI attributable to noncontrolling interests	(31,283)	(27,542)	(30,962)	(29,359)	(37,212)	(30,538)	(40,341)	(29,760)

Pro rata NOI	530,837	545,866	547,924	549,261	564,257	559,379	572,191	548,132
Non-cash NOI attributable to same store properties	(11,220)	(9,985)	(7,131)	(8,059)	(8,578)	(10,761)	(12,019)	(9,384)

NOI attributable to non-same store properties	(55,795)	(84,139)	(98,281)	(107,931)	(109,610)	(119,574)	(121,255)	(114,345)

Currency and ownership(1)	(823)	4,002	1,105	5,945	3,255	1,839	4,270	1,184

Other adjustments(2)	425	(536)	(724)	(2,516)	(593)	10,892	(158)	10,293

Same store NOI (SSNOI)	$463,424	$455,208	$442,893	$436,700	$448,731	$441,775	$443,029	$435,880

Total SSNOI quarterly growth	1.8%		1.4%		1.6%		1.6%

Total SSNOI annual growth								1.6%

(1)	Includes adjustments to reflect consistent property ownership percentages and foreign currency exchange rates for properties in the U.K. and Canada.

(2)	Includes other adjustments as described in the respective Supplements.

Notice of Annual Meeting of Shareholders and 2019 Proxy Statement |	67

Appendix A—Non-GAAP Financial Measures

Adjusted EBITDA Reconciliation

(dollars in thousands)	Three Months Ended December 31, 2018

Net income	$124,696

Interest expense	144,369

Income tax expense (benefit)	1,504

Depreciation and amortization	242,834

EBITDA	513,403

Loss (income) from unconsolidated entities	(195)

Stock-based compensation	4,847

Loss (gain) on extinguishment of debt, net	53

Loss/impairment (gain) on properties, net	34,109

Loss (gain) on derivatives and financial instruments, net	1,626

Other expenses	10,502

Additional other income	(4,027)

Adjusted EBITDA	$560,318

Adjusted Fixed Charge Coverage Ratio

Interest expense	$144,369

Capitalized interest	1,548

Non-cash interest expense	(3,307)

Total interest	142,610

Secured debt principal amortization	13,994

Preferred dividends	11,676

Total fixed charges	$168,280

Adjusted EBITDA	$560,318

Adjusted fixed charge coverage ratio	3.33x

68 |	Notice of Annual Meeting of Shareholders and 2019 Proxy Statement

         WELLTOWER INC.

         4500 DORR STREET

         TOLEDO, OHIO 43615

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WELLTOWER INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	For	Against	Abstain

1a. Kenneth J. Bacon	☐	☐	☐		For	Against	Abstain

1b. Thomas J. DeRosa	☐	☐	☐	1j. R. Scott Trumbull	☐	☐	☐

1c. Karen B. DeSalvo	☐	☐	☐	1k. Gary Whitelaw	☐	☐	☐
1d. Jeffrey H. Donahue	☐	☐	☐	The Board of Directors recommends you vote FOR the following proposals:
1e. Timothy J. Naughton	☐	☐	☐	2. The ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year 2019.	☐	☐	☐
1f. Sharon M. Oster	☐	☐	☐

1g. Sergio D. Rivera	☐	☐	☐	3. The approval, on an advisory basis, of the compensation of our named executive officers as disclosed in the 2019 Proxy Statement.	☐	☐	☐
1h. Johnese M. Spisso	☐	☐	☐

1i. Kathryn M. Sullivan	☐	☐	☐

NOTE: The proxies named on the reverse side of this proxy card are authorized to vote in their discretion upon any other business as may properly come before the meeting or any adjournment or postponement thereof.

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E62348-P18700

WELLTOWER INC.

Annual Meeting of Shareholders

May 2, 2019 10:00 A.M.

This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Matthew G. McQueen and John A. Goodey, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them, or either of them, to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of WELLTOWER INC. that the undersigned is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 A.M. Eastern Time on Thursday, May 2, 2019, at the offices of Gibson, Dunn & Crutcher, 200 Park Avenue, 46th Floor, New York, NY 10166, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. This proxy will be voted in the discretion of the proxies on any other business that may properly come before the meeting or any adjournment or postponement thereof.

Continued and to be marked, dated and signed on reverse side